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                                                                    EXHIBIT 10.1

                          Jefferies Babson Finance LLC
                      A Delaware Limited Liability Company

                       LIMITED LIABILITY COMPANY AGREEMENT

                           Dated as of October 7, 2004

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                                TABLE OF CONTENTS

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ARTICLE I      DEFINED TERMS...................................................................    1

     1.1     Certain Defined Terms.............................................................    1

     1.2     Other Defined Terms...............................................................   12

     1.3     Headings..........................................................................   14

ARTICLE II     ORGANIZATION....................................................................   14

     2.1     Formation.........................................................................   14

     2.2     Name..............................................................................   14

     2.3     Term..............................................................................   14

     2.4     Registered Agent and Office.......................................................   14

     2.5     Principal Place of Business.......................................................   15

     2.6     Qualification in Other Jurisdictions..............................................   15

     2.7     Purpose...........................................................................   15

     2.8     Powers of the Company.............................................................   15

     2.9     No State-Law Partnership..........................................................   15

ARTICLE III    MANAGEMENT AND OPERATIONS.......................................................   16

     3.1     Board of Directors................................................................   16

     3.2     Composition of the Board..........................................................   17

     3.3     Procedural Matters Regarding the Board............................................   18

     3.4     Officers..........................................................................   20

     3.5     Insurance.........................................................................   21

     3.6     Compliance with Authority.........................................................   21

     3.7     Approval of Certain Matters.......................................................   21

     3.8     Dispute Resolution................................................................   24

     3.9     Transaction Fees..................................................................   24

     3.10    Credit Committee..................................................................   24

     3.11    Valuation of Assets...............................................................   25

ARTICLE IV     MEMBERSHIP; CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; AND ADDITIONAL INTERESTS...   26

     4.1     Members...........................................................................   26

     4.2     No Liability of Members...........................................................   27
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     4.3     Capital Contributions.............................................................   28

     4.4     Status of Capital Contributions...................................................   29

     4.5     Capital Accounts..................................................................   29

     4.6     Issuance of Additional Interests; Additional Members..............................   30

     4.7     Advances..........................................................................   31

     4.8     Member's Interest; Interest Equivalents...........................................   31

ARTICLE V      TRANSFERS AND OTHER EVENTS......................................................   31

     5.1     Restriction on Transfers..........................................................   31

     5.2     Invalid Transfers Void............................................................   32

     5.3     Effect of Transfer; Exclusions....................................................   32

ARTICLE VI     INVESTMENT RESTRICTIONS; CONFIDENTIALITY........................................   33

     6.1     Investment Opportunities..........................................................   33

     6.2     Confidentiality...................................................................   33

ARTICLE VII    ALLOCATIONS AND DISTRIBUTIONS...................................................   35

     7.1     Allocations.......................................................................   35

     7.2     Adjustments to Reflect Changes in Interests.......................................   37

     7.3     Allocation of Taxable Income and Loss.............................................   37

     7.4     Distributions.....................................................................   38

     7.5     Withholding.......................................................................   40

ARTICLE VIII   BOOKS AND RECORDS...............................................................   40

     8.1     Books, Records and Financial Statements...........................................   40

     8.2     Reports...........................................................................   41

     8.3     Accounting Method.................................................................   41

     8.4     Audit.............................................................................   41

ARTICLE IX     TAX MATTERS.....................................................................   42

     9.1     Tax Matters Member................................................................   42

     9.2     Right to Make Section 754 Election................................................   42

     9.3     Indemnity of Tax Matters Member...................................................   42

     9.4     Notices to Tax Matters Member.....................................................   42

ARTICLE X      LIABILITY AND INDEMNIFICATION...................................................   43
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     10.1    Liability.........................................................................   43

     10.2    Indemnification...................................................................   43

     10.3    Expenses..........................................................................   43

ARTICLE XI     DISSOLUTION, LIQUIDATION AND TERMINATION........................................   44

     11.1    Dissolution; Buy-Sell; Agreements Regarding Employees.............................   44

     11.2    Events of Bankruptcy of Member....................................................   48

     11.3    Withdrawal of Members.............................................................   49

     11.4    Notice of Dissolution.............................................................   49

     11.5    Liquidation.......................................................................   49

     11.6    Termination.......................................................................   50

     11.7    Claims of the Members.............................................................   50

ARTICLE XII    MISCELLANEOUS...................................................................   51

     12.1    Notices...........................................................................   51

     12.2    Entire Agreement..................................................................   51

     12.3    Governing Law.....................................................................   51

     12.4    Member Defaults; Waiver of Certain Damages........................................   51

     12.5    Assigns...........................................................................   51

     12.6    No Implied Rights or Remedies.....................................................   51

     12.7    Counterparts......................................................................   52

     12.8    Construction......................................................................   52

     12.9    Severability......................................................................   52

     12.10   Consent to Jurisdiction...........................................................   52

     12.11   WAIVER OF RIGHT TO JURY TRIAL.....................................................   52

     12.12   Amendments........................................................................   52

     12.13   Trademark Licenses................................................................   53
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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SCHEDULES

     Schedule A - MEMBERS

     Schedule B - INITIAL DIRECTORS

     Schedule C - TRANSACTION FEES

     Schedule D - LICENSED MARKS
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                       LIMITED LIABILITY COMPANY AGREEMENT
                         OF JEFFERIES BABSON FINANCE LLC

      This Limited Liability Company Agreement of Jefferies Babson Finance LLC, a Delaware limited liability company (the "Company"), is made as of October 7, 2004 (as amended and in effect from time to time, this "Agreement"), by and among (a) JEFFERIES GROUP, INC., a Delaware corporation ("JGI"), (b) MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a mutual life insurance company organized under the laws of the Commonwealth of Massachusetts ("MassMutual"),
(c) BABSON CAPITAL MANAGEMENT LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of MassMutual ("Babson"), and (d) CLASS C MEMBER LLC, a Delaware limited liability company ("Class C Member Vehicle"), as members of the Company, and (e) the Company. Any reference in this Agreement to JGI, MassMutual, Babson or Class C Member Vehicle shall include such Member's successors to the extent such successors have become New Members in accordance with the provisions of this Agreement.

      WHEREAS, JGI, MassMutual, Babson and Class C Member Vehicle desire to form a limited liability company pursuant to the Delaware Act for the purpose of conducting the Business; and

      WHEREAS, it is the intent of the parties that the Company be treated as a "finance company" in accordance with the guidelines set forth in the AICPA, Audit Accounting Guide Depository and Lending Institutions, Banks and Savings Institutions, Credit Unions, Finance Companies and Mortgage Companies.

      WHEREAS, each of JGI, MassMutual, Babson and Class C Member Vehicle is executing and delivering concurrently herewith the Related Agreements (other than the Employment Agreements) to which it is a party.

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Members and the Company hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

      1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

      "Accounting Period" means a three month period commencing on the first day of each Fiscal Quarter, or any period of shorter duration commencing upon the Closing Date or the day following the last day of the preceding Accounting Period and terminating upon the earlier of (a) the last day of the current Fiscal Quarter or (b) the day preceding the effective date of the admission of any New Member, any other change in the relative Interests of the Members, a

Transfer by any Member, a Company Sale or any other similar transaction or event, as determined by the Board acting pursuant to Section 3.7.

      "Adjusted Capital Account" means, with respect to the Capital Account of any Member, the balance, if any, in such Member's Capital Account as of the end of the relevant Accounting Period, after giving effect to all allocations made with respect to such Accounting Period under Section 7.1 and to the following adjustments:

            (a) credit to such Capital Account any amounts that the Member is obligated to restore pursuant to Treasury Regulation Section
1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g)(1) or 1.704-2(i)(5); and

            (b) debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
1.704-1(b)(2)(ii)(d)(6) that are attributable to such Capital Account.

      The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

      "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, (a) "control" (including, with its correlative meanings, "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise, (b) with respect to any Person other than a Subsidiary of the Company, the term "Affiliate" shall not include the Company or any Subsidiary of the Company, (c) JGI (and its Affiliates) and the MassMutual Members (and their Affiliates) shall not be deemed to be Affiliates of each other and (d) Class C Member Vehicle shall not be deemed to be an Affiliate of JGI (or its Affiliates) or the MassMutual Members (or their Affiliates).

      "Aggregate Net Income" means, as calculated from time to time, the excess of the aggregate Net Income for the then-current and all previous Accounting Periods over the Aggregate Net Loss for the then-current and all previous Accounting Periods, taking into account adjustments under Section 4.5(b).

      "Aggregate Net Loss" means, as calculated from time to time, the excess of the aggregate Net Loss for the then current and all previous Accounting Periods over the aggregate Net Income for the then current and all previous Accounting Periods, taking into account adjustments under Section 4.5(b).

      "Assets" means any cash, Cash Equivalents, Investments or other property or assets, including the Licensed Marks and other intangible assets, owned by the Company.

      "Babson Services Agreement" means the Services Agreement, dated as of the Closing Date, between the Company and Babson relating to the provision of certain services to the Company by Babson, as such agreement is in effect from time to time.

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      "Book Property" means property that is properly reflected on the books of the Company at a book value that differs from the adjusted tax basis of such property, within the meaning of Treasury Regulation Section
1.704-1(b)(2)(iv)(g)(1).

      "Business" means (a) the financing of investment opportunities through Senior Loan Financings and Special Situation Financings with the equity capital of the Company as well as with funds borrowed by the Company, (b) the purchase and sale of Secondary Loan Investments and (c) any activity required thereby or incidental thereto.

      "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

      "Business Plan" means the business plan for the Company adopted by the Board no less frequently than twice each calendar year and setting forth (a) the budget for the Company for the Fiscal Year covered by such plan and (b) the capital requirements for the Business, and the means proposed for meeting such capital requirements.

      "Buy-Sell Value" means the net asset value of the Company and/or any Interest, as the case may be, determined by the Board or, if required, pursuant to an Independent Appraisal, and calculated by subtracting (a) all liabilities of the Company (including Indebtedness of the Company then outstanding, future funding obligations of the Company and accrued expenses of the Company) from (b) the value of the Assets; provided, that (i) each Asset that is an Investment shall have been valued at its Market Value and (ii) any Asset that is not an Investment shall be valued at the book value of such Asset as determined in accordance with GAAP; and provided further, however, that no additional value shall be ascribed the Company as a going concern. For this purpose, the value of an Interest shall be determined by multiplying the net asset value of the Company as so calculated by the Percentage Interest represented by such Interest.

      "Capital Account" means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 4.5 hereof. A Transferee may acquire an interest in a Capital Account as provided in
Article V.

      "Capital Contribution" means, with respect to any Member, the amount of money plus the fair market value of any other property (net of liabilities that the Company is considered to assume pursuant to Code Section 752 and the Treasury Regulations thereunder) contributed, or deemed to be contributed, to the Company pursuant to Article IV.

      "Cash Equivalents" means investments available for sale or held to maturity by the Company that are one or more of the following obligations or securities:

            (a) U.S. Government Securities;

            (b) certificates of deposit of, banker's acceptances issued by or money market accounts in, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as the deposits offered by such depository institution or trust company are rated and have a rating of at least "F-1" if rated by Fitch, "P-1" if rated by Moody's or "A-1" if rated by S&P or, if rated by two or more of the foregoing, so rated

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by any two of the foregoing (or, in the case of the principal depository institution in a holding company system whose deposits are not so rated, the long-term debt obligations of such holding company are rated and such rating is at least "A+" if rated by Fitch, "Al" if rated by Moody's or "A+" if rated by S&P or any two of the foregoing);

            (c) commercial paper issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the commercial paper of such issuer is rated and has at the time of such investment a short-term rating of at least "F-1" if rated by Fitch, "P-l" if rated by Moody's or "A-1" if rated by S&P or, if rated by two or more of the foregoing, so rated by any two of the foregoing on its commercial paper;

            (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof having a remaining term to maturity of one year or less, so long as the obligations thereof are rated and have a credit rating of at least "F-1" if rated by Fitch, "P-1" if rated by Moody's or "A-1" if rated by S&P or, if rated by two or more of the foregoing, so rated by any two of the foregoing either at the time of such investment or the making of a contractual commitment providing for such investment;

            (e) interest-bearing deposits in United States dollars in United States or Canadian banks with an unrestricted surplus of at least $250,000,000 maturing within one year; provided, that: (i) in no event shall Cash Equivalents include any obligations that provide for the payment of interest alone or principal alone; (ii) except in the case of U.S. Government Securities, Cash Equivalents shall mature within one hundred eighty-three (183) days of acquisition by the Company; (iii) if any of Fitch, S&P or Moody's changes its rating system, then any ratings included in any subsection of this definition shall be deemed to be an equivalent rating in a successor rating category of Fitch, S&P or Moody's, as the case may be; and (iv) if any of Fitch, S&P or Moody's is not in the business of rating securities, then any ratings included in any sub-section of this definition shall be deemed to be an equivalent rating from another rating agency of comparable standing; and

            (f) securities issued by money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(a) through (e) hereof.

      "Certificate" means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

      "Change in Ownership" means, with respect to JGI, Babson or MassMutual, as the case may be, a change of control thereof (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or a series of related transactions pursuant to which one or more Persons acquire (i) securities representing at least a majority of the voting power of all securities thereof (assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities),

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or (ii) all or substantially all of the assets thereof on a consolidated basis, unless in each case the equity owners of JGI, Babson or MassMutual, as the case may be, immediately before such transaction(s) hold after the transaction(s) a majority of the outstanding equity interests of the successor to the business thereof; provided, however, that neither the election by MassMutual to convert, nor such conversion, from a mutual life insurance company to a different entity form, whether or not followed by a stock offering by MassMutual or an Affiliate thereof to policy holders and/or the public, shall in itself be deemed to be a "Change in Ownership" hereunder.

      "Class A Interest" means, with respect to any Member holding a Class A Interest, the rights entitling such Member to the Preferred Return, to a share of the Net Income and Net Loss, to Distributions and to a share of the Assets upon liquidation, all in accordance with this Agreement.

      "Class A Members" means those Persons listed on Schedule A (as in effect on the date hereof) as holders of a Class A Interest, and any New Member admitted to the Company as a Class A Member after the date hereof in accordance with this Agreement.

      "Class A Proportionate Ownership" means the proportion of the Class A Interests owned by a Class A Member.

      "Class B Interest" means, with respect to any Member holding a Class B Interest, the rights entitling such Member to appoint Directors pursuant to
Section 3.2, to appoint members of the Credit Committee pursuant to Section 3.10, to a share of Net Income and Net Loss, to Distributions and to a share of the Assets upon liquidation, all in accordance with this Agreement.

      "Class B Members" means those Persons listed on Schedule A (as in effect on the date hereof) as holders of a Class B Interest, and any New Member admitted to the Company as a Class B Member after the date hereof in accordance with this Agreement.

      "Class B Proportionate Ownership" means the proportion of the Class B Interests owned by a Class B Member.

      "Class C Interest" means, with respect to any Member holding a Class C Interest, the rights entitling such Member to a share of Net Income and Net Loss, to Distributions and to a share of the Assets upon liquidation, all in accordance with this Agreement.

      "Class C Members" means those Persons listed on Schedule A (as in effect on the date hereof) as holders of a Class C Interest, and any New Member admitted to the Company as a Class C Member after the date hereof in accordance with this Agreement.

      "Closing Date" means October 7, 2004.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Company Sale" means (a) the sale or issuance by the Company of Interests after the date hereof that constitute, following consummation of such sale or issuance, more than fifty percent (50%) of the outstanding Interests or (b) the sale, in a single transaction or in a series of related transactions, to any Person or group (as defined for purposes of Section 13(d)(3) of the Exchange Act) of (i) all of the outstanding Interests or (ii) all or substantially all of the Assets determined on a consolidated basis, in each case whether accomplished directly or indirectly and whether accomplished by purchase of Interests, stock or assets, merger, recapitalization, reorganization or other transaction.

      "Company Seconded Employees" means each of the New Jefferies Employees, as defined in the Jefferies Services Agreement, any other person whose Employee Fees (as such term is defined in the Jefferies Services Agreement) are subject to payment by the Company pursuant to Section 4(d) of the Jefferies Services Agreement and any person employed by the Company, Babson, JGI or any of their Affiliates primarily engaged in structuring and origination activities on behalf of the Company.

      "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or commitment (whether written or oral).

      "Covered Person" means any Director, Officer, Member, holder of an Economic Interest and Affiliate of a Member or holder of an Economic Interest, and any officer, member, director, partner, shareholder, employee, representative or agent of a Member and its Affiliates or holder of an Economic Interest, and any employee of the Company and its Affiliates.

      "Default" with respect to any Member means (a) the failure of such Member to contribute, within five (5) Business Days of the date required, all or any portion of a Capital Contribution that such Member is required to make as provided in this Agreement or (b) the failure of a Member to comply in any material respect with any of its other agreements, covenants or obligations under this Agreement or any Related Agreement to which it is a party if, in the case of each such failure under this clause (b), such failure is not cured (including via amendment, waiver or consent, if applicable) by the applicable Member within sixty (60) days of its receiving notice thereof from another Member or the Company.

      "Defaulting Member" means any Class A Member or Class B Member that is in Default.

      "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-101, et seq., as amended and in effect from time to time, and any successor statute thereto.

      "Director" means a member of the Board.

      "Distribution" shall mean cash or property (net of liabilities that the Member is considered to assume pursuant to Code Section 752 and the Treasury Regulations thereunder) distributed to a Member or an assignee or Transferee of a Member in respect of such Member's Interest in the Company.

      "Economic Interest" means the portion of the Company's Net Income, Net Losses and Distributions (including, without limitation, Distributions of liquidation proceeds) attributable to any Interest held by a Member or any Transferee thereof (whether or not admitted as a New Member) pursuant to this Agreement and the Delaware Act.

      "Employment Agreements" means the Employment Agreements entered into between Jefco and each Company Seconded Employee, pursuant to the terms of the Jefferies Services Agreement.

      "Encumbrances" means all liabilities, obligations, pledges, security interests, security agreements, options, rights of first refusal, rights of first offer, options to purchase, liens, mortgages, deeds of trust, leases, subleases, easements, encroachments, claims, encumbrances or charges.

      "Exchange" means NASDAQ, any national securities exchange registered under the Exchange Act or any other exchange or quotation system providing regularly published securities prices.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

      "Fiscal Year" for financial reporting and tax purposes means the calendar year, except that the Company's first fiscal year shall commence on the Closing Date and shall end on December 31, 2004 and, upon dissolution of the Company, the Company's last fiscal year shall be from the end of the last fiscal year next preceding the date of such dissolution to the date on which the winding up of the Company is completed.

      "Fitch" means Fitch IBCA, Inc. and its successors.

      "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

      "Indebtedness" means as to any Person: (a) all obligations, whether or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Encumbrance on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all Indebtedness of any other Person referred to in clauses (a) through (g) above, guaranteed, directly or indirectly, by that Person.

      "Independent Appraisal" means a determination of the value of the Company, its Assets or an Interest prepared by an Independent Appraiser as of the date of determination. For such purpose, each Investment of the Company shall be valued at its Market Value as of the date of determination.

      "Independent Appraiser" means any nationally recognized investment bank, accounting firm or other professional valuation consultant with relevant experience selected by the Board, acting pursuant to Section 3.11(b), that is unaffiliated with any Class A Member or other Person having an Economic Interest.

      "Interest" means a Member's membership interest in the Company, including such Member's Economic Interest and the rights expressly provided in this Agreement or required by the Delaware Act. The number and type of Interests assigned to each Member shall be listed opposite such Member's name on Schedule
A. Any Interests issued after the date of this Agreement shall have such designations, preferences or special rights as determined by the Board, acting pursuant to Section 3.7, which may differ from those of the Interests issued as of the date of this Agreement.

      "Interest Equivalent" means any right, warrant, option, convertible security, exchangeable security, Indebtedness or other right, in each case exercisable for or convertible or exchangeable into, directly or indirectly, an Interest or security exercisable for or convertible or exchangeable into an Interest, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

      "Investment" means any note, bond, loan or other evidence of Indebtedness, security, capital stock, partnership or limited liability company interest, warrant or other similar asset purchased, held to maturity or available for sale by the Company, together with any ancillary rights and obligations, such as security interests associated therewith.

      "Jefco" means Jefferies & Company, Inc., a Delaware Corporation.

      "Jefferies Services Agreement" means the Services Agreement, dated as of the Closing Date, between the Company and Jefco relating to the provision of certain services to the Company or its Subsidiaries by Jefco, as such agreement is in effect from time to time.

      "Market Value" means as of the date of determination (a) with respect to any Investment (other than cash, a Cash Equivalent or a Quoted Investment) at any date, the value of such Investment as most recently determined by Babson, another Person selected by the Board pursuant to Section 3.11(b) in the ordinary course, or an Independent Appraiser (if required pursuant to the terms of this Agreement), as applicable, or, if no such value has been so determined within the past three (3) months, the value ascribed to such Investment by the Board employing a methodology consistent with that employed by the Company for similar Investments in the ordinary course; (b) with respect to any Quoted Investment
(i) the value attributed thereto by the applicable Pricing Service (or the average value if priced by more than one Pricing Service) on the last Business Day prior to the relevant date of determination, (ii) the average bid value attributed thereto by the independent, third party dealers valuing such Investment or (iii) the closing price of such Investment quoted on the principal Exchange on which it trades on the last Business Day prior to the relevant date of determination; (c) with respect to cash, the amount thereof; and (d) with respect to any Cash Equivalent, (i) if interest-bearing, the face amount thereof and (ii) if issued at a discount, the face amount thereof less any unamortized discount. For purposes of this definition, (A) accrued interest on any interest-bearing Investment (unless it is quoted "flat") will be included in the determination of Market Value by the party making such determination and (B) the value of all non-dollar-denominated Investments will be converted into dollars (at the spot exchange rate at the close of business of the relevant calculation date).

      "MassMutual Members" means, collectively, Babson and MassMutual.

      "Member" means any Person who becomes a party hereto as a Member in accordance with the terms hereof, each in his or its capacity as a member of the Company.

      "Moody's" means Moody's Investors Service, Inc., and its successors.

      "NASDAQ" means The Nasdaq Stock Market, Inc.

      "Net Income" or "Net Loss" means, except as specified below, the income or loss of the Company for "book" or "capital account" purposes under Treasury Regulation Section 1.704-1(b)(2) (iv). In particular, but without limitation, for each Accounting Period, "Net Income" or "Net Loss" shall mean the Company's taxable income or loss for such Accounting Period, determined in accordance with Code Section 703(a) (it being understood that for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in such taxable income or loss), with the following modifications:

            (a) income, gain or loss from, and cost recovery, amortization or depreciation deductions with respect to, any Book Property shall be computed by reference to the value of such Book Property as set forth in the books of the Company, all in accordance with the principles of Treasury Regulation Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such Book Property differs from such value;

            (b) any income of the Company that is exempt from federal income tax, and that is not otherwise taken into account in computing Net Income or Net Loss, shall be treated as an item of income in computing such Net Income or Net Loss;

            (c) any expenditures of the Company that are described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and that are not otherwise taken into account in computing Net Income or Net Loss, shall be treated as items of expense in computing such Net Income or Net Loss;

            (d) in the event that the value of any Company property is adjusted pursuant to Section 4.5(b) or Section 4.5(f) of this Agreement, the amount of such adjustment shall be taken into account as gain or loss (as the case may be) from the disposition of such property for purposes of computing Net Income and Net Loss;

            (e) to the extent (and only to the extent) that an adjustment made to the adjusted tax basis of any Asset pursuant to Code Section 732, Code Section 734 or Code
Section 743 is required to be taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment shall be treated as an item of gain or loss (as the case may be) for purposes of computing Net Income or Net Loss; and

            (f) all items of Company gross income, gain, loss, deduction or expense for any Accounting Period that are specially allocated pursuant to
Section 7.1(b) shall be disregarded in computing Net Income or Net Loss for the Accounting Period (but the amount of such items available for allocation under Section 7.1(b) shall be determined by applying rules analogous to the modifications set forth in clauses (a) through (e) above).

      "New Member" means any Member admitted to the Company pursuant to the terms of this Agreement other than JGI, MassMutual, Babson or Class C Member Vehicle.

      "Non-Defaulting Member" means, in the event of a Default by either MassMutual Member, JGI; and in the event of a Default by JGI, either MassMutual Member as they shall determine.

      "Percentage Interest" means the interest of each Member in the profits and losses of the Company, expressed as a percentage, as set forth on Schedule A, all of which taken together shall equal one hundred percent (100%). Changes in the Percentage Interests of the Members by reason of the issuance of Additional Interests pursuant to Section 4.6(a), by reason of the Board's allocation of Net Income between the Class B Members and Class C Members pursuant to Section 3.7(c) or by reason of any Transfer shall be recorded on Schedule A hereto.

      "Person" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

      "Preferred Return" means, with respect to each Class A Interest, as of any determination date, an amount equal to the interest that would have been earned, at an interest rate of eight percent (8%) per annum, on the Unreturned Capital Contribution attributable to such Class A Interest from the date of each Capital Contribution in respect of such Class A Interest to and including the date of determination, compounded annually and appropriately adjusted to reflect any change in the amount of Unreturned Capital Contributions during each such Fiscal Year.

      "Presumed Tax Rate" means the greater of (i) the highest combined federal, state and local effective tax rate applicable to a corporation doing business in New York City with respect to income allocated to New York City, taking into account the deductibility of state and local taxes and (ii) the highest combined federal, state and local effective tax rate applicable to an individual who is taxed as a resident of New York State and as a U.S. citizen, taking into account the deductibility of state and local taxes.

      "Previously Undistributed Net Income" means, as calculated from time to time, the excess, if any, of (i) Aggregate Net Income over (ii) the aggregate amount of Distributions pursuant to Sections 7.4(b) and 7.4(c) for the then current and all previous Accounting Periods.

      "Pricing Service" means any of J.J. Kenny, Merrill Lynch, LockPoint Xtra, LoanX or IDC, and their successors.

      "Quoted Investment" means any Investment (other than Cash or a Cash Equivalent) which is (a) priced by a Pricing Service, (b) quoted by two independent, third party dealers or (c) traded on an Exchange.

      "Regulated Member" means any Class A Member or Class B Member which, by reason of a change in or promulgation of any law, regulation or governmental order, occurring after its admission as a Member, to which such Member is subject, would be (according to the written opinion of outside counsel) in violation of any such law, regulation or order if such Member continued to be a Member of the Company or if any Person affiliated with that Member were, or continued to be, Officers or Directors of the Company.

      "Related Agreements" means, collectively, the Certificate, this Agreement, the Services Agreements, and the Employment Agreements.

      "Revaluation Event" means (i) the last business day of each Accounting Period; (ii) a contribution of more than a de minimis amount of money or property to the Company by any new or existing Member; (iii) the distribution by the Company of more than a de minimis amount of money or property to a retiring or continuing Member; and (iv) the liquidation of the Company, within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g) or pursuant to
Article XI; provided, however, that in connection with an event described in clause (ii) or (iii) above a "Revaluation Event" shall occur only if, as a result of such event, there is a change in the proportionate interests of the Members.

      "S&P" means Standard & Poor's Ratings Services, and its successors.

      "SEC" means the United States Securities and Exchange Commission.

      "Secondary Loan Investments" means investments available for sale or held to maturity and constituting transferable assets through the secondary par and distressed loan markets.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Loan Financing" means a financing provided on a senior basis that involves either a revolving credit facility or term loan (including first and second lien facilities and senior floating rate notes).

      "Services Agreements" means the Babson Services Agreement and the Jefferies Services Agreement.

      "Special Situation Financings" means a financing, with or without an equity co-invest opportunity, arising from a distressed restructuring, bankruptcy or other investment opportunity that involves (a) a newly issued senior debt facility (including a revolving credit facility, term loan, debtor-in-possession facility, bridge facility or other senior floating rate instrument); or (b) high yield or subordinated debt or other mezzanine securities or private equity securities.

      "Subsidiary" means any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) entitled ordinarily to vote for the election of such business entity's directors (or in the case of a business entity that is not a corporation, for those Persons exercising functions similar to directors of a corporation).

      "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, sales, use, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

      "Tax Matters Member" means Babson.

      "Transfer" or "Transferred" means, with respect to any Interest or Interest Equivalent, a direct or indirect sale, transfer, exchange, assignment, gift, pledge, hypothecation or other disposition or Encumbrance of any nature, voluntarily or involuntarily or by operation of law of or on such Interest or Interest Equivalent (including any Transfer as a result of a direct or indirect Change in Ownership of such Member).

      "Transferee" means, with respect to any Interest or Interest Equivalent, the Person to whom such Interest or Interest Equivalent has been Transferred or, if the context so requires, to whom the Transferor of such Interest or Interest Equivalent desires to Transfer such Interest or Interest Equivalent.

      "Transferor" means, with respect to any Interest or Interest Equivalent, the Member or Person who has Transferred such Interest or Interest Equivalent or, if the context so requires, who desires to Transfer such Interest or Interest Equivalent.

      "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "Unaffected Member" means in the event of a Change in Ownership of either MassMutual Member, JGI; and in the event of a Change in Ownership of JGI, either MassMutual Member as they shall determine.

      "Unreturned Capital Contribution" shall mean, with respect to each Class A Interest on any applicable date of determination, the amount contributed to the capital of the Company pursuant to Section 4.3, plus the aggregate amount allocated to such Class A Interest on or before that date pursuant to Section 7.1(a)(i)(B), less the aggregate amount of any Distributions made by the Company with respect to such Class A Interest on or before that date (other than any Tax Distribution made with respect to an allocation of income pursuant to Section 7.1(a)(ii)(C)).

      "U.S. Government Securities" means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the

United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America.

      1.2 Other Defined Terms. The following terms have the meanings given such terms in the Sections set forth below:

              Term                        Section
----------------------------------  -------------------
Additional Interests                Section 4.6(a)
Agreement                           Caption
Approving Member                    Section 3.10(b)
Alternate                           Section 3.2(a)
Babson                              Caption
Board                               Section 3.1(a)
Budget                              Section 3.3(f)
Capital Account                     Section 4.5(a)
Capital Call                        Section 4.3(b)(i)
Class C Member Vehicle              Caption
Chairman                            Section 3.2(b)(i)
Closing                             Section 11.1(c)(iv)
Company                             Caption
Credit Committee                    Section 3.10(a)
Credit Committee Dissolution Event  Section 3.10(b)
Date of Value                       Section 11.1(c)(ii)
Disapproving Member                 Section 3.10(b)
Disclosing Party                    Section 6.2(a)
Disputed Matter                     Section 3.8
Dispute Notice                      Section 3.8
Financing Opportunities             Section 3.10(b)
Head Loan Officer                   Section 3.4(b)
JGI                                 Caption
Licensed Marks                      Section 12.13
Management Event                    Section 4.1(c)(i)
MassMutual                          Caption
Material Decision                   Section 3.7
Non-Terminating Members             Section 11.1(b)
Non-Extension Date                  Section 11.1(b)
Offering Notice                     Section 11.1(c)(ii)
Officer                             Section 3.4(a)
Origination Fee                     Schedule C
Other Business                      Section 6.1(b)
Proprietary Information             Section 6.2(a)
Purchase Price                      Section 11.1(c)(ii)
Purchasing Member                   Section 11.1(c)
Related Party                       Section 6.2(a)
Repayment Rights                    Section 11.1(c)(iv)

Residual Fee                        Schedule C
Selling Member                      Section 11.1(c)
Syndication Fee                     Schedule C
Tax Distribution                    Section 7.4(c)
Technical Withdrawal                Section 11.2(a)
Terminating Member                  Section 11.1(b)
Termination Notice                  Section 11.1(b)
Underwriting Fee                    Schedule C
Unlimited Parties                   Section 6.1(b)
Vice Chairman                       Section 3.2(b)(ii)

      1.3 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   ARTICLE II

                                  ORGANIZATION

      2.1 Formation.

            (a) The Members hereby agree to form the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

            (b) Upon the execution of this Agreement, each of Babson, MassMutual, JGI and Class C Member Vehicle shall be Members of the Company.

            (c) The name and mailing address of each Member and each Member's Percentage Interest shall be listed on Schedule A attached hereto. The Board shall update Schedule A from time to time as necessary to accurately reflect the information required to be stated therein. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

      2.2 Name. The name of the limited liability company formed hereby and by the filing of the Certificate on July 26, 2004, is Jefferies Babson Finance LLC. The business of the Company may be conducted under any other name approved by the Board in accordance with Section 3.7 and in compliance with applicable law.

      2.3 Term. The term of the Company shall commence on the date on which the Certificate was filed with the office of the Secretary of State of the State of Delaware and shall continue in perpetuity, unless sooner dissolved as provided in Article XI.

      2.4 Registered Agent and Office. The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by applicable law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person as the Board may designate from time to time in the manner provided by applicable law.

      2.5 Principal Place of Business. The principal places of business of the Company initially shall be New York, New York and Charlotte, North Carolina. At any time, the Board may change the location of the Company's principal place of business. The Company may have offices at such other places within or without the State of Delaware as the Board may from time to time determine or the business of the Company may require.

      2.6 Qualification in Other Jurisdictions. The Board shall cause the Company to be qualified in, or registered under the assumed or fictitious name statutes or similar laws of, any jurisdiction in which the Company transacts business in which such qualification or registration is required. Any Officer duly authorized by the Board shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

      2.7 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in the Business and any lawful act or activity reasonably related thereto for which limited liability companies may be formed and in which they may engage under the Delaware Act.

      2.8 Powers of the Company.

            (a) Subject to the provisions of this Agreement, including, without limitation, as set forth in Section 3.7, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes of the Company set forth herein.

            (b) The Board may authorize any Person (including, without limitation, any Member) to enter into and perform any document, instrument or agreement on behalf of, and in the name of, the Company.

            (c) The Company may merge with, or consolidate into, another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or other business entity (as defined in Section 18-209(a) of the Delaware Act) upon approval of such transaction in accordance with the provisions of this Agreement.

      2.9 No State-Law Partnership. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Director or Officer shall be a partner or joint venturer of any other Member, Director or Officer, for any purposes other than federal, and if applicable, state tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all Tax returns and shall otherwise take all Tax and financial reporting positions in a manner consistent with such treatment. The Members shall not make any election under Treasury Regulation Section 301.7701-3, or any comparable provisions of state or local law, to treat the Company as an entity other than a partnership for federal, state or local income tax purposes.

                                   ARTICLE III

                            MANAGEMENT AND OPERATIONS

      3.1 Board of Directors.

            (a) Except to the extent such matters are delegated to the Credit Committee pursuant to Section 3.10, the business and affairs of the Company shall be managed by or under the direction of a four-member board (the "Board") (which shall be composed of the Directors), except as may otherwise be provided in this Agreement. Each of the Directors shall possess all rights, powers, duties and obligations of a "manager" of a limited liability company as provided under the Delaware Act or otherwise by applicable law; provided, that all of the actions of the Directors, in their capacity as such, shall be taken as a Board and no Director shall unilaterally take any action in the name of or on behalf of the Company, including without limitation assuming any obligation or responsibility on behalf of the Company, unless such action, and the taking thereof by such Director in his capacity as a Director, shall have been expressly authorized by the Board in accordance with Sections 3.3 or 3.7 hereof, as applicable. The Board shall have the power on behalf and in the name of the Company to (or to cause the appropriate Officers, employees or agents of the Company, as appropriate, to) in each case subject to Section 3.7 hereof:

                  (i) establish policies and guidelines for the conduct of the business and affairs of the Company;

                  (ii) make determinations with respect to those matters set forth in Section 3.7 hereto;

                  (iii) take all such actions as are necessary or desirable to cause the Company to acquire, hold and sell real estate necessary for the operation of the Business, including, without limitation, executing any deed, lease, easement, mortgage, deed of trust, mortgage note, promissory note, bill of sale, Contract, certificate or other instrument in connection with the acquisition, holding, financing, management, maintenance, operation, lease, mortgage or other disposition of real property;

                  (iv) consummate financings for the Company;

                  (v) make capital expenditures for the Company;

                  (vi) protect and preserve the interests of the Company and the Assets and comply with all applicable laws and regulations and all agreements of the Company;

                  (vii) keep the books and records of the Company;

                  (viii) maintain the funds of the Company in one or more Company accounts in a bank or banks and make payments for expenses of the Company out of such accounts;

                  (ix) make Distributions periodically to the Members in accordance with the provisions of this Agreement;

                  (x) obtain and comply with all policies of insurance in place with respect to the Company and the Assets;

                  (xi) institute, defend, prosecute, settle or otherwise take any action on behalf of the Company with respect to any lawsuit or other legal action;

                  (xii) prepare and file all necessary returns, reports and statements and pay all Taxes, assessments and other impositions relating to the operation of the Company and the Assets and make any elections or take any other actions with respect to any material matter relating to such Taxes, assessments and other impositions;

                  (xiii) perform the other normal business functions and otherwise operate and manage the day-to-day business affairs of the Company in accordance with this Agreement;

                  (xiv) determine the value of the Assets from time to time as required hereunder and under any Contract, including any Employment Agreement or credit agreement or other financing agreement to which the Company may be party, and to appoint such investment banks, accountants, professional valuation consultants or other professional advisers as it may determine to assist in the performance of such function; and

                  (xv) carry out any and all objects and purposes of the Company contemplated by this Agreement and perform all acts which they may deem necessary, advisable or appropriate in connection therewith.

            (b) The Members agree that all determinations, decisions and actions made or taken by the Board shall be conclusive and absolutely binding upon the Company, the Members (but only in their capacity as such) and their respective successors, assigns and personal representatives, and any Person dealing with the Company shall be entitled to rely on such determinations, decisions and actions, and any execution of any instrument in connection therewith, without any further investigation, as to the authority of the Board to make or take any such determination, decision for or action on behalf of the Company.

      3.2 Composition of the Board.

            (a) General. Each Class A Member shall designate two (2) of the Board's four (4) Directors. In the event that a New Member is admitted to the Company in accordance with the terms of this Agreement as a Transferee of all, but not less than all, of the Class A Interest of a Class A Member that has the right to appoint Directors as described in the preceding sentence, such new Class A Member shall acquire the same right to appoint such Directors. Each Class A Member shall have the right to designate an alternate (an "Alternate") to serve in the official capacity of any such Director appointed by such Class A Member at a meeting of the Board.

Such Alternate shall be considered a Director under this Agreement at such meeting.

            (b) Chairman and Vice Chairman of the Board.

                  (i) The Chairman of the Board (the "Chairman") shall serve a one (1) year term and shall be a Director. The right to appoint the Chairman shall alternate each term between each of the Class A Members. Babson shall have the right to appoint the initial Chairman, and Roger W. Crandall shall be the initial Chairman. Each Chairman shall serve until a successor has been appointed and qualified by the Member that has the right to appoint the Chairman during such term or until his or her earlier death, resignation or removal.

                  (ii) The Vice Chairman of the Board (the "Vice Chairman") shall serve a one (1) year term and shall be a Director. Each term, the Class A Member that does not have the right to appoint the Chairman pursuant to Section 3.2(b)(i) shall have the right to appoint the Vice Chairman. The initial Vice Chairman shall be Brian Friedman. Each Vice Chairman shall serve until a successor has been appointed and qualified by the Member that has the right to appoint the Vice Chairman during such term or until his or her earlier death, resignation or removal.

            (c) Initial Directors. The initial Directors shall be as set forth on Schedule B.

            (d) Removal; Resignation; Vacancies. Except as otherwise provided in this Agreement, each Director on the Board shall serve at the pleasure of the Member which designated such Director. Each such Member shall have the right at any time, in its sole and absolute discretion, to designate, remove (with or without cause) and replace any of its Directors by written notice to the Company, the Board and each other Member. No Director may be removed except by the Member designating such Director. Any Director may resign at any time by giving written notice to the Chairman, who shall provide notice thereof to the other Directors and the Members. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated and the date of resignation is not specified in such notice, on the date of the receipt of such notice by the Chairman. No acceptance of such resignation shall be necessary to make it effective. Any vacancy on the Board shall be filled only by the Member the resignation, removal or death of whose Director has caused the vacancy.

            (e) Compensation. No Person shall be entitled to any fee, remuneration or compensation from or on behalf of the Company in connection with service as a Director. Any reasonable direct costs and expenses incurred by a Director on behalf of the Company shall be reimbursed by the Company.

            (f) Duties and Liabilities. Each Director's sole duty (including fiduciary duty) to the Company shall be to act in the best interest of the Member which appointed such Director.

      3.3 Procedural Matters Regarding the Board.

            (a) Meeting Agendas. The Chairman shall prepare or direct the preparation of the agenda for, and preside over, meetings of the Board. The Chairman shall deliver such agenda to each Director at least two (2) Business Days prior to the giving of notice of a regular or special meeting, and any Director may add items to such agenda.

            (b) Timing; Notice. The Board shall meet at least once every three
(3) months at the Company's New York, New York offices or as otherwise agreed by the Board. Special meetings of the Board may be called by the Chairman or the Vice Chairman and shall be held at the Company's New York, New York offices or as otherwise agreed by the Board. Written notice (including a proposed agenda) of the time and place of each regular and special meeting of the Board shall be given by or at the direction of the person calling such meeting to each Director, in the case of a regular or a special meeting, at least two (2) Business Days before such meeting by electronic transmission, mail or facsimile transmission. The written notice shall include the place, day and hour of the meeting of the Board, the purpose of such meeting and any information necessary to arrange attendance through telecommunications equipment, if applicable. The required notice of any meeting to any Director may be waived by such Director in writing either before or after such meeting. Attendance by a Director at a meeting shall constitute a waiver of any required notice of such meeting by such Director, except when such Director attends such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not properly called or convened.

            (c) Quorum and Approval. Whenever any Company action is to be taken by a vote of the Board, it shall be authorized upon receiving the unanimous affirmative vote of the Directors then entitled to vote present at a duly constituted meeting of the Board at which a quorum is present. The presence of at least one (1) Director designated by each of the Class A Members (other than any such Class A Member whose management participation rights have been suspended in accordance with Section 4.1(c)) in accordance with this Agreement shall constitute a quorum for the transaction of any business by the Board which is not a Material Decision, and the presence of each Director designated by each of the Class A Members (other than any such Class A Member whose management participation rights have been suspended in accordance with Section 4.1(c)) then entitled to vote in accordance with this Agreement shall constitute a quorum for the transaction of any business by the Board which is a Material Decision; provided, however, that the Member which appointed any absent Director may waive compliance with the quorum requirements set forth in this Section 3.3(c); and provided, further, that if notice of a meeting is provided to the Directors, and such notice describes the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail, and insufficient Directors attend the meeting to constitute a quorum, the meeting may be adjourned by those Directors attending such meeting for a period not to exceed twenty (20) days. Such meeting may be reconvened by providing notice of the reconvened meeting to the Directors no less than ten (10) days prior to the date of the meeting specifying that the business to be considered, the actions to be taken and the matters to be voted upon are those set forth in the notice of the original adjourned meeting; provided that a quorum shall still be required for any action to be taken at such reconvened meeting.

            (d) Attendance by Telephone, Etc. Directors may, unless prohibited by applicable law, rule or regulation, participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can speak to and hear each other, and such participation shall constitute presence in person at such meeting, except where a Director participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not properly called or convened.

            (e) Action by Written Consent in Lieu of Meeting. Unless prohibited by applicable law, rule or regulation, any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a written consent (including a consent executed and delivered in counterpart by means of electronic transmission), setting forth the action so taken, is signed by all of the Directors and is filed with the minutes of the proceedings of the Board. Each request for written consent of the Directors shall be given to each of the Directors as far in advance as is reasonably practicable under the circumstances. Any consent shall have the same force and effect as a vote of the Directors at a meeting of the Board duly called and held at which a quorum was present.

            (f) Budgetary Meetings. The Board shall meet prior to the end of the second Fiscal Quarter and the fourth Fiscal Quarter of each Fiscal Year to develop the Business Plan and budgets (each a "Budget") for revenues, operating expenses, capital improvements and reserves for the succeeding two Fiscal Quarters. A Budget shall be adopted when approved by the Board, acting pursuant to Section 3.7, and may be modified or amended only by written amendment approved by the Board, acting pursuant to Section 3.7. The Board shall agree upon the initial Budget for the first two Fiscal Quarters of the 2005 Fiscal Year no later than December 31, 2004. In the event that the Board has not developed and approved a Budget prior to the beginning of the next six-month fiscal period, the Budget in effect in the preceding six (6) month fiscal period shall be the Budget for such next six (6) month fiscal period until a succeeding Budget is developed and approved.

      3.4 Officers.

            (a) There shall be such number of officers of the Company (each an "Officer") as may be determined from time to time by the Board so long as there is at least one (1) Officer, who is designated the Head Loan Officer. Each Officer of the Company shall be a natural person of full age who need not be a resident of the State of Delaware. The Board shall have the right to confer upon any Officer such titles as the Board deems appropriate, including, without limitation, President, Executive Vice President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary or Managing Director, and, subject to the limitations set forth in Section 3.7 of this Agreement, delegate specifically defined duties to the Officers. Notwithstanding the foregoing or any other provision of this Agreement or of the Delaware Act to the contrary, no Officer of the Company shall have the power or authority to do or perform any act with respect to any of the matters set forth in Section 3.7 unless such matter has been approved in accordance with the provisions of Section 3.7.

            (b) The Board, acting pursuant to Section 3.7, shall agree upon a senior Officer for the Company who will be engaged by Jefco as a Company Seconded Employee to act as the head of structuring and origination activities of the Business (the "Head Loan Officer"). The Head Loan Officer shall serve until a successor is appointed by the Board acting pursuant to Section 3.7. Other key personnel with regard to the structuring and origination activities of the Business will be recruited by the Head Loan Officer or the Members and engaged by Jefco as Company Seconded Employees subject to the approval of the Board acting pursuant to Section 3.3.

            (c) Except as otherwise set forth herein, the Board shall have the right, in its sole and absolute discretion, to appoint, remove (with or without cause) and replace the Officers and to define their respective duties and responsibilities. Except as provided in Section 3.4(d), each Officer shall hold office until a successor has been designated by the Board and qualified or until his or her earlier death, resignation or removal.

            (d) An Officer may resign at any time by giving written notice to the Board. The resignation of an Officer shall be effective upon receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make such resignation effective.

            (e) The salaries, if any, of the Officers shall be fixed from time to time by the Board; provided, that any Officer who may be entitled to vote on (by reason of his or her membership on the Board) or fix salaries shall not vote on or otherwise participate in the fixing of his or her own salary. The salaries or other compensation of any other employees and other agents shall be fixed from time to time by the Board.

      3.5 Insurance. The Company shall purchase and maintain insurance, including without limitation directors' and officers' liability insurance covering the Directors and Officers, to the extent and in such amounts as the Board shall deem reasonable, on behalf of Covered Persons and such other Persons as the Board, acting pursuant to Section 3.3, shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company. The Company may enter into indemnity contracts with Covered Persons, or agreements (including the Related Agreements) containing indemnity provisions and may adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 10.3 hereof and containing such other procedures regarding indemnification as may be deemed appropriate by the Board.

      3.6 Compliance with Authority.

            (a) General Rules. The Company shall, and the Board shall cause the Company to, comply in all material respects with all applicable laws, rules, regulations, orders, decrees, rulings, certificates, licenses, demands, judgments, writs, injunctions, and awards applicable to the Company.

            (b) Taxes and Charges. Each Member shall promptly pay all applicable Taxes and other governmental charges attributable to it in its individual capacity, shall satisfy all Encumbrances attributable to it in its individual capacity and shall comply with all applicable governmental rules attributable to it in its individual capacity to the extent, and only to the extent, that a failure to do so would create an Encumbrance or claim on the Company or the Assets or would impose additional, or alter any existing, governmental approvals applicable to the Company or the Business.

      3.7 Approval of Certain Matters. The following matters shall each be a "Material Decision" (it being agreed that the matters delegated to the Credit Committee pursuant to Section 3.10 shall not be considered "Material Decisions"), and the Company shall have no power or authority to do or perform any act with respect to any of the following matters without approval or consent of the Board given in accordance with the provisions of this Agreement:

            (a) Additional Capital Contributions; Adjustments to Interests. Except as otherwise provided herein, including with respect to any Capital Call, the making of any call for additional Capital Contributions or any modification or adjustment of Interests.

            (b) Distributions. Except as provided in Section 11.5, the making of any declaration or payment of Distributions to the Members.

            (c) Allocation of Class B Members' and Class C Members' Net Income. Prior to the end of each Fiscal Year, the adjustment of the Percentage Interests of the Class B Members and the Class C Members for such Fiscal Year and revision of Schedule A to reflect the resulting changes in Percentage Interests; provided that (i) each Class B Member's Percentage Interest shall be adjusted proportionately to that of each other Class B Member, (ii) the aggregate of the Percentage Interests of the Class B Members and the Class C Members shall total twenty percent (20%) and (iii) the Percentage Interest of the Class C Members shall be at least ten percent (10%), unless the Board, acting in its sole discretion pursuant to this Section 3.7, elects to make a different allocation.

            (d) Company Seconded Employees. Termination, engagement, renewal or extension of the employment of, any Company Seconded Employees.

            (e) Litigation. Commencement or settlement of any material litigation involving the Company.

            (f) Indebtedness. Incurrence or assumption of any material Indebtedness by the Company.

            (g) EITF 96-16/FIN 46R. Take, or refrain from taking, any action which would cause the financial position, results of operations and cash flows of the Company to be consolidated with those of any Member.

            (h) Interested Transactions. Entrance into or modification of any employment, independent contractor or any other transaction by the Company with a Member or an Affiliate of a Member or with any Person which is not at arm's length; provided, that the Members hereby acknowledge that concurrently with the execution of this Agreement the Company is entering into the Related Agreements (other than the Employment Agreements) and the transactions contemplated thereby are approved and that no vote or approval of the Members or the Board shall be required in connection with the performance of such agreements; but provided, further, that any assignment, amendment or modification (including the payment of any Additional Fees (as defined under the Services Agreements)) of such agreements, or request for services not explicitly contemplated by such agreements, shall be a Material Decision.

            (i) New Members. Admission of any New Member.

            (j) Assets. Sale, lease, disposition or Encumbrance of any material Asset, other than as determined by the Credit Committee acting pursuant to
Section 3.10.

            (k) Real Property. Purchase, disposition, mortgage, Encumbrance or lease of any real property by the Company.

            (l) Amendments. Amendment of or modification to the Certificate or recommendation of any amendment or modification to this Agreement.

            (m) Other Business or Name. Engagement by the Company in any business other than the Business, change of the name of the Company or conduct of business under any name other than the name of the Company.

            (n) Company Sale. Entering into discussions or any Contract regarding any Company Sale.

            (o) Insolvency. Any declaration or admission of insolvency or bankruptcy by the Company.

            (p) Tax Matters. Any tax returns, material tax election or action, including without limitation any election pursuant to Treasury Regulation
Section 301.7701-3 to classify the Company for federal income tax purposes as anything other than a partnership and any decision regarding the management, control or settlement of any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

            (q) Accounting Changes. Change in any accounting method adopted by the Company, unless required by GAAP, or appointment or discharge of the Company's auditors.

            (r) Confess Judgments. Settlement or compromise of any material claim against the Company that would result in a judgment against the Company.

            (s) Subsidiaries. Creation of any Subsidiaries.

            (t) Management Compensation. Appointment, termination and determination of the compensation of management personnel responsible for implementing the Company's policies and procedures, including, without limitation, any increase in the compensation provided to any Company Seconded Employee (whether pursuant to the terms of the Jefferies Services Agreement or otherwise).

            (u) Financial Statements; Budgets. Finalization of financial statements and establishment of the operating and capital budgets of the Company, whether or not in the ordinary course of business.

            (v) License Agreements. The negotiation of, or entry by the Company into, license agreements of any type or nature, other than with regard to generic license agreements entered into in the ordinary course of business (i.e. license agreements for business computer software, etc.)

            (w) Investments. Allocation of greater than (i) ten percent (10%) of Capital Contributions to Secondary Loan Investments outstanding at any given time or (ii) twenty percent (20%) of the fair market value of the Company's Assets to any Investment or any group or series of Investments issued by any Person or group of affiliated Persons.

            (x) Legal Counsel. Determination of an "approved list" of legal counsel to the Company in connection with its operations and the addition of counsel to such "approved list".

            (y) Restructuring Agreements. Entry into any agreement that would impose any non-competition or similar restriction on the Company.

            (z) Licensed Marks. Use of or other actions regarding the Licensed Marks.

      3.8 Dispute Resolution. In the event that the Board is unable to agree with regard to a Material Decision (a "Disputed Matter"), then either the Chairman or the Vice Chairman, by written notice to the other (a "Dispute Notice") may invoke the procedures set forth in the following sentence. In the event a Dispute Notice is delivered, each Class B Member shall cause one of its top three (3) most senior officers to meet periodically over the thirty (30) day period following receipt of the Dispute Notice to negotiate in good faith in an attempt to resolve the Disputed Matter. If the Disputed Matter remains unresolved after such thirty (30) day period, then any Class A Member or Class B Member shall, for twenty (20) Business Days following the end of such period, have the buy-sell rights provided under Section 11.1(c)(i)(E).

      3.9 Transaction Fees. Fees paid or payable in connection with the origination of any Senior Loan Financing or Special Situation Financings shall be allocated among the participants in such financing in accordance with the principles set forth on Schedule C, subject to exceptions approved on a case-by-case basis by the Credit Committee.

      3.10 Credit Committee.

            (a) Each Class A Member shall designate two (2) persons to serve on a five (5) person Credit Committee (the "Credit Committee"). The fifth member of the Credit Committee shall be the Head Loan Officer, who shall serve as a non-voting member thereof and shall, as a result, not be entitled vote upon any matter to be approved or determined, or any action to be taken, by the Credit Committee hereunder. In the event that a New Member is admitted to the Company in accordance with the terms of this Agreement as a Transferee of all, but not less than all, of the Class A Interest of a Class A Member that has the right to appoint one or more representatives to the Credit Committee as described in the proceeding sentence, such new Class A Member shall acquire the same right to appoint such representatives. The Credit Committee is hereby designated to review and approve all new Investments and material amendments to existing Investments. Except as set forth in Section 6.1(a), any action of the Credit Committee shall be authorized by the unanimous vote of the members of the Credit Committee present and voting at a duly constituted meeting thereof at which a quorum is present. The presence of at least one (1) person designated by each of the Class A Members (other than any such Class A Member whose management participation rights have been suspended in accordance with Section 4.1(c)) shall constitute a quorum of the Credit Committee for the transaction of any business. The Credit Committee shall meet weekly, but may meet more frequently, to the extent determined by the Credit Committee in its reasonable discretion.

            (b) All proposals for Senior Loan Financings and Special Situation Financings, and all material modifications or amendments of any existing Investments (collectively "Financing Opportunities") shall be presented to the Credit Committee by the Head Loan Officer or another senior Officer of the Company to whom such function shall have been delegated by the Head Loan Officer. Each such proposal shall be subject to approval or disapproval by vote of the representatives then sitting on the Credit Committee. If in any three (3) month period after the Closing Date, the votes cast by the representative(s) of one Class A Member (the "Disapproving Member") to disapprove Financing Opportunities in circumstances when the representative(s) of the other Class A Member (the "Approving Member") shall have voted to approve such Financing Opportunities shall have resulted in the disapproval of seventy-five percent (75%) or more of all such Financing Opportunities presented to the Credit Committee and approved by the Approving Member in accordance with this Agreement in such three (3) month period (a "Credit Committee Dissolution Event"), then the Approving Member shall for twenty (20) Business Days following the end of such period have the rights provided under Section 11.1(a)(iv) to require dissolution of the Company.

            (c) The Credit Committee shall keep regular and accurate records of its meetings, valuations and determinations, including the vote of each member thereof in respect of all such determinations, which records shall be maintained by the Secretary of the Company. Upon reasonable request, such records shall be available to Class A Members and Class B Members for inspection during normal business hours.

            (d) For the avoidance of doubt, upon the dissolution of the Company pursuant to Article XI, the Company's affairs shall be put in "run-off mode", and the Credit Committee shall not act on any new Financing Opportunities except as necessary to wind up the affairs of the Company as set forth in Article XI.

      3.11 Valuation of Assets. (a) The Board will arrange for Babson, acting pursuant to the terms of the Babson Services Agreement, to calculate the Market Value of the Investments of the Company to be determined no less frequently than monthly, and shall provide the results of each such determination to the Class A Members and Class B Members; provided, that the Board, acting pursuant to
Section 3.3, may designate another Person to make such calculations. Absent manifest error, such determinations when made in accordance with the terms of this Agreement shall be binding and conclusive upon the Members and all those Persons who hold a beneficial interest in a Member for all purposes of this Agreement, except to the extent set forth in subsections (b) and (c) of this
Section 3.11.

            (b) In the event of any adjustment of book values pursuant to
Section 4.5(b), distribution in kind pursuant to Section 4.5(f), Transfer pursuant to the provisions of Section 11.1(c) or liquidation pursuant to Section 11.5, any Class A Member or Class B Member shall have the right to require the Company to appoint an Independent Appraiser for purposes of performing an Independent Appraisal. The Board, acting pursuant to Section 3.7, shall then engage an Independent Appraiser within ten (10) days of such request. If the Board fails to agree on the selection of an Independent Appraiser, each Class A Member shall select one Independent Appraiser within ten (10) days of such failure, and such two Independent Appraisers shall, within ten (10) days of their selection, select a third Independent Appraiser, in which event "Independent Appraiser" shall mean such third Independent Appraiser.

            (c) The Board shall, acting pursuant to Section 3.3, make such arrangements as may be required by any lender to the Company to prepare such valuations of the Investments of the Company (and any other Assets of the Company) as may be required by such lender.

            (d) The Board may at any time, and shall no less frequently than annually, value the Assets for the purpose of calculating any value appreciation interest pursuant to the terms of any applicable Employment Agreement or for any other reasonable purpose.

                                   ARTICLE IV

                       MEMBERSHIP; CAPITAL CONTRIBUTIONS;
                   CAPITAL ACCOUNTS; AND ADDITIONAL INTERESTS

      4.1 Members.

            (a) Representations and Warranties of Members. Each Member and each other Person who acquires an Interest or Interest Equivalent in the Company hereby represents and warrants to the Company that: (i) it is an "accredited investor" (as defined in Rule 501 under the Securities Act) and has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (ii) it is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (iii) it is acquiring an Interest or Interest Equivalent for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (iv) it understands and acknowledges that the Interests and Interest Equivalents have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with;
(v) the execution, delivery and performance of this Agreement have been duly authorized by such Person and do not require such Person to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any decree, order, law or regulation applicable to such Person or other governing documents or any agreement or instrument to which such Person is a party or by which such Person is bound; and (vi) this Agreement is valid, binding and enforceable against such Person in accordance with its terms, except as the enforceability thereof may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally.

            (b) Powers. (i) The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement or as otherwise required by the Delaware Act. Members holding Class A Interests shall be entitled to cast that amount of all votes to be cast by such Members as is represented by the Class A Proportionate Ownership held by such Member; Members holding Class B Interests shall be entitled to cast that amount of all votes to be cast by such Members as is represented by the Class B Proportionate Ownership held by such Member. Except as otherwise specifically provided by this Agreement or required by the Delaware Act, (A) Interest holders shall not be entitled to vote on any matter with respect to the Company in their capacity as such; provided, that Members holding Class A Interests shall be entitled to vote with regard to the election of Directors and the selection of Credit Committee representatives; and (B) no Member acting as such shall have the power to act for or on behalf of, or to bind, the Company.

                  (ii) The Class A Members shall meet for the election of Directors, and to determine such matters as may be presented to the Class A Members for action by the Board. The presence of the Members holding a majority of the Class A Proportionate Ownership shall constitute a quorum at any meeting of the Class A Members. Actions and decisions of the Class A Members, other than votes with regard to the election of Directors and the selection of Credit Committee representatives as set forth in this Agreement, shall be determined at meetings at which a quorum is present by the affirmative vote of the Members holding a majority of the Class A Proportionate Ownership. The presence of the Members holding a majority of the Class B Proportionate Ownership shall constitute a quorum at any meeting of the Class B Members. Actions and decisions of the Class B Members shall be determined at meetings at which a quorum is present by the affirmative vote of the Members holding a majority of the Class B Proportionate Ownership.

            (c) Suspension of Management Participation.

                  (i) Upon the occurrence and for the duration of any of the following events in respect of a Member (each a "Management Event"), such Member shall not be entitled to exercise any rights hereunder, the Interests held by such Member shall be deemed to be non-voting for all purposes and such Member in its capacity as Member, and the Directors and Credit Committee representatives appointed by such Member, shall not be entitled (A) to exercise any rights to vote on matters required to be voted on by Members, Directors or committee members under either the Delaware Act or this Agreement, (B) to appoint Directors pursuant to Section 3.2, (C) to have any Directors appointed by such Member serve as Directors, attend meetings of the Board or any committee thereof or vote on matters required to be voted on by Directors under either the Delaware Act or this Agreement, or (D) to act as an Officer or member of any committee of the Company:

                  (1) a Technical Withdrawal shall have occurred with respect to such Member or any Affiliate of such Member that is also a Member;

                  (2) such Member or any Affiliate of such Member that is also a Member shall be in Default; or

                  (3) there shall have been a Change in Ownership with respect to such Member or any Affiliate of such Member that is also a Member.

                  (ii) Except as provided in Section 4.1(c)(i) above, during the continuance of a Management Event with respect to a Member, all the other terms and provisions of this Agreement and the Delaware Act shall be applicable to such Member and its Interests.

      4.2 No Liability of Members.

            (a) No Liability. Except as otherwise required by applicable law and as expressly set forth in this Agreement, the Related Agreements and any other Contract to which any of them and the Company or any Subsidiary thereof is a party, no Member shall have any personal liability whatsoever in such Member's capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Member shall be liable only to make the contributions and payments expressly provided for herein and in the Related Agreements to which it is a party, subject in each case to the terms and conditions hereof and thereof.

            (b) Distribution. In accordance with the Delaware Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no Distribution to any Member pursuant to Article VII hereof shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. Except as otherwise expressly set forth in this Agreement, the payment of any such money or Distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Delaware Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any Director appointed by such Member or of any other Member.

      4.3 Capital Contributions.

            (a) On or prior to the date hereof each of the Class A Members has contributed, or will contribute, to the Company twenty-five million dollars ($25,000,000) by wire transfer of immediately available funds. Members shall be required or permitted to make additional Capital Contributions only as provided in this Section 4.3 or Section 4.6. Any other Person hereafter admitted as a Member shall make such Capital Contributions, and shall be issued such Interests, as shall be determined by the Board, acting pursuant to Section 3.7, in accordance with Section 4.6.

            (b) Hereafter, each Class A Member will make additional Capital Contributions, in increments of one million dollars ($1,000,000), or any greater amount, as follows:

                  (i) the Head Loan Officer shall, from time to time, determine when additional Capital Contributions are necessary to satisfy the requirements of the Business and the financing of Investments as approved by the Credit Committee and shall instruct the appropriate Officers to issue to each Class A Member and Class B Member a notice in writing (a "Capital Call") of such determination, setting forth the amount and purpose in reasonable detail of the Capital Contribution to be made by each Class A Member (it being understood that all Capital Contributions shall be made pro rata by the Class A Members); and

                  (ii) unless the Board, acting pursuant to Section 3.7 within five (5) Business Days of the delivery of such Capital Call, determines that additional capital is not reasonably required in order to operate the Business or effect the Business Plan, each Class A Member shall make the additional Capital Contribution specified in the Capital Call promptly, and in any event within seven (7) Business Days of delivery of the Capital Call.

            (c) Notwithstanding anything to the contrary set forth herein, the amount of Capital Contributions to be made by each Class A Member shall not exceed one hundred and twenty-five million dollars ($125,000,000) in the aggregate without the approval of each Class A Member and the Board acting pursuant to Section 3.7. Any Capital Contribution made pursuant to the terms of this Section 4.3 shall be made by wire transfer of immediately available funds.

      4.4 Status of Capital Contributions.

            (a) Except as otherwise set forth in Article XI, no Member shall have the right to withdraw any part of its Capital Contribution or otherwise to voluntarily or involuntarily withdraw from the Company. Each of the Members waives any and all rights that it may have to maintain an action for partition of the Company's property or to otherwise be paid any amount in respect of a withdrawal from the Company.

            (b) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement or any Related Agreement to which such Member is a party.

            (c) After a Member has made all Capital Contributions required pursuant to Section 4.3 or 4.6 hereof, such Member shall not be required to make any additional Capital Contributions to the Company other than as specifically provided herein. No Member shall have any personal liability for the repayment of any Capital Contributions of any other Member. Anything herein to the contrary notwithstanding, the Board shall have no power or authority to recall or otherwise require Members to repay any distributions made in accordance with the provisions of this Agreement, other than any such distribution made in violation of applicable law.

      4.5 Capital Accounts.

            (a) The Company shall establish and maintain a separate capital account for each Member in accordance with Code Section 704 and the Treasury Regulations promulgated thereunder, including Treasury Regulation Section 1.704-1(b) (each such capital account, a "Capital Account"). Without limiting the generality of the foregoing and subject to paragraphs (b), (c), (d), (e) and
(f) below, the Capital Account maintained for each Member shall be equal to:

            (i) the Capital Contributions made by such Member to the Company; increased by

            (ii) the aggregate amount of Net Income and other items of income and gain allocated to such Member pursuant to Section 7.1; decreased by

            (iii) the aggregate amount of Distributions made by the Company to such Member; decreased by

            (iv) the aggregate amount of Net Loss and other items of deduction, expenditure and loss allocated to such Member pursuant to Section 7.1.

            (b) The Board may adjust the book values of all Assets to equal their respective fair market values as determined by the Board, acting pursuant to Section 3.7, upon the occurrence of any Revaluation Event; provided that the value of any Investment shall be determined according to its Market Value. The Capital Accounts shall be increased or decreased (as appropriate) to reflect the revaluation of Assets, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f).

            (c) Except as may be required by the Delaware Act or any other applicable law, no Member with a negative balance in its Capital Account shall have any obligation, in connection with the liquidation of the Company or otherwise, to restore such negative balance.

            (d) Upon any Transfer (other than a pledge or hypothecation) of an Interest, a proportionate share of the Capital Account of the Transferor shall be transferred to the Transferee, and the Transferee shall be deemed to have made the Capital Contributions that were made by the Transferor and to have received the Distributions and allocations that were received by the Transferor from the Company, in each case to the extent of the Interest Transferred.

            (e) The maintenance of Capital Accounts pursuant to this Section 4.5 is intended to comply with the requirements of Code Section 704 and the Treasury Regulations promulgated thereunder, and the provisions of this Agreement regarding the maintenance of Capital Accounts shall be interpreted and applied consistently therewith. If, in the opinion of the Board, the manner in which the Capital Accounts are to be maintained pursuant to this Section 4.5 should be modified in order to comply with the requirements of Code Section 704 and the Treasury Regulations promulgated thereunder, then, notwithstanding anything to the contrary contained in this Section 4.5, the Board may, acting pursuant to
Section 3.7, change the manner in which the Capital Accounts are maintained, and the Board shall have the right, upon delivery of written notice to each Member and without obtaining the consent of any Member, to amend this Agreement to reflect any such change in the manner in which the Capital Accounts are maintained; provided, however, that any such change in the manner of maintaining the Capital Accounts shall not alter materially the economic arrangement among the Members.

            (f) Accounting for Distributions in Kind. For purposes of maintaining Capital Accounts when Company property is distributed in kind: (i) the Company shall treat such property as if it had been sold for its fair market value on the date of Distribution, with such fair market value to be determined in accordance with Market Value, if applicable; (b) any difference between such fair market value and the Company's prior book value in such property for Capital Account purposes shall constitute Net Income or Net Loss, as the case may be, for the Accounting Period ending on and including the date of such Distribution and shall be allocated to the Capital Accounts of the Members pursuant to Section 7.1; and (c) each Member's Capital Account shall be reduced by the fair market value on the date of Distribution, as determined in accordance with the definition of Market Value, if applicable, of the property distributed to such Member (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to Code
Section 752).

      4.6 Issuance of Additional Interests; Additional Members.

            (a) Additional Interests. The Board, acting pursuant to Section 3.7, shall have the right to cause the Company to issue or sell to any Person (including Members and Affiliates of Members) any of the following: (i) additional Interests in the Company (which for purposes of this Agreement shall be "Additional Interests"), including new classes or series thereof having different rights; and (ii) Interest Equivalents. The Board, acting pursuant to Section 3.7, shall determine the terms and conditions governing the issuance of such Additional Interests, including the number and designation of such Additional Interests, the preference (with respect to Distributions, in liquidation or otherwise) over any other membership interests and any required contributions in connection therewith. If an Additional Interest is issued in accordance herewith, the Board, acting pursuant to Section 3.7, shall redetermine the Percentage Interests, and the Secretary of the Company shall amend Schedule A without the further vote, act or consent of any other Person to reflect the issuance of such Additional Interest. Upon such amendment of Schedule A, such Member shall be issued his or its Additional Interest.

            (b) New Members. In order for a Person to be admitted as a New Member, such Person shall have delivered to the Company a written undertaking to be bound by the terms and conditions of this Agreement and shall have delivered such other documents and instruments as the Board determines to be necessary or appropriate in connection with the issuance of such Additional Interest to such Person or to effect such Person's admission as a Member. Upon the amendment of Schedule A, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his or its Additional Interest.

      4.7 Advances. If any Member shall advance any funds to the Company in excess of its Capital Contribution, the amount of such advance shall neither increase its Capital Account nor in any way affect such Member's share of the profits, losses, credits and Distributions of the Company. Subject to Section 3.7, any Member may, with the approval of the Board, make loans or otherwise advance funds to the Company, and the amount of any such advance shall be a debt obligation of the Company to such Member and shall be repaid to it by the Company upon such terms and conditions as shall be determined by the Board.

      4.8 Member's Interest; Interest Equivalents.

            (a) A Member's Interest shall for all purposes be personal property. No Member has any interest in specific Company property.

            (b) Interest Equivalents are not "Interests" for purposes of this Agreement, and holders thereof (i) shall have no right, title or interest in the Company and (ii) shall have no right, as holders of an Interest Equivalent, to vote in the affairs of the Company or to participate as Members in any dividend or other Distribution or otherwise, except to the extent expressly set forth in the agreement evidencing such Interest Equivalent.

                                    ARTICLE V

                           TRANSFERS AND OTHER EVENTS

      5.1 Restriction on Transfers. No Member shall have the right, directly or indirectly, to Transfer all or any portion of the Interest (including, without limitation any of the Economic

Interest associated therewith) held by such Member, except (a) in accordance with the provisions of Sections 11.1 or 11.3, (b) upon the written consent of all of the Class A Members and Class B Members, which consent shall not be unreasonably withheld or delayed; provided, that in the event any Member seeks to Transfer, directly or indirectly all or any portion of the Interest held by such Member to any Person who is then, or within the prior three (3) years was, engaged primarily in the business of making Senior Loan Financings or Special Situation Financings, the other Class A Members or Class B Members may withhold their consent to such Transfer in their sole discretion or (c) to an Affiliate of such Member; provided, that such Affiliate is neither then, nor within the prior three (3) years was, nor proposes to be, engaged primarily in the Business as determined reasonably and in good faith by each other Class A Member and Class B Member.

      5.2 Invalid Transfers Void. Notwithstanding anything contained herein to the contrary, no Transfer of an Interest may be made if such Transfer (a) would violate the then-applicable federal or state securities laws or rules and regulations of the SEC, state securities commissions or rules and regulations of any other government agencies with jurisdiction over such Transfer or (b) would affect the Company's existence or qualification under the Delaware Act. In the event a Transfer of an Interest is otherwise permitted hereunder, notwithstanding any provision hereof, no Member shall Transfer all or any portion of such Member's Interest unless and until such Member, upon the request of the Company, delivers to the Company an opinion of counsel, addressed to the Company, reasonably satisfactory to the Company, to the effect that (i) such Interest has been registered under the Securities Act and any applicable state securities laws, or that the proposed Transfer of such Interest is exempt from any registration requirements imposed by such laws and that the proposed Transfer does not violate any other applicable requirements of federal or state securities laws and (ii) that such Transfer will not result in the Company being taxed as a corporation or as an association taxable as a corporation. Such opinion shall not be deemed delivered until the Company confirms to such Member that such opinion is acceptable, which confirmation will not be unreasonably withheld or delayed. Any purported Transfer of any Interest or any part thereof not in compliance with this Article V shall be void and of no force or effect and neither the Company, as issuer, nor any transfer agent shall give effect to such attempted Transfer; which shall confer no rights on any purported Transferee. In such event, the transferring Member shall be liable to the other Members and the Company for all liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys' fees and court costs) arising as a result of such noncomplying Transfer.

      5.3 Effect of Transfer; Exclusions.

            (a) In addition to satisfaction of Section 3.7 and the other provisions of this Article V, no Transferee of all or part of an Interest shall have the right to be admitted as a Member or entitled to exercise the rights thereof, unless and until:

                  (i) the Transferee has executed an instrument reasonably satisfactory to the Board accepting and adopting the provisions of this Agreement; and

                  (ii) the Transferee has paid all reasonable expenses of the Company in connection with the admission of such Transferee as a Member.

            (b) A Person who is a Transferee of an Interest Transferred in compliance with the provisions of this Article V shall be admitted to the Company as a Member and shall receive an Interest without making a Capital Contribution or being obligated to make a Capital Contribution to the Company and shall thereupon be bound by the provisions of this Agreement. Such Transfer shall be reflected in a revised Schedule A to this Agreement.

                                   ARTICLE VI

                    INVESTMENT RESTRICTIONS; CONFIDENTIALITY

      6.1 Investment Opportunities.

            (a) Each of JGI and Babson agrees, in good faith, and subject to contractual obligations and regulatory constraints, to use their commercially reasonable best efforts to bring business opportunities to the Company in respect of the Business of the Company and its Business Plan.

            (b) Each Class A Member and Class B Member and each of their Affiliates (collectively, the "Unlimited Parties") shall not be prohibited in any way from engaging in, acquiring or possessing an interest in any businesses of any nature or description whatsoever, independently or with others, or from using the services of any business, whether or not similar to the activities of the Company, and the other Members shall not have any rights by virtue of this Agreement in respect of such other businesses or the income or profits derived therefrom. Without limiting the foregoing, to the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Company, and the Unlimited Parties shall have no obligation, other than as set forth in Section 6.1(c) or Section 6.2, to refrain from (the following, collectively, "Other Business"): (i) engaging in the same or similar activities or lines of business as the Company or developing or marketing any products or services that compete, directly or indirectly, with those of the Company; or (ii) engaging in any and all activities associated with their businesses. In furtherance of and without limiting the foregoing, to the fullest extent permitted by law, the Company and each Member waives any right to assert that the involvement of any Unlimited Party in any Other Business breaches any duty owed to the Company or to any Member with respect to the Company, the Business or the affairs of the Company.

            (c) Anything herein to the contrary notwithstanding, nothing contained in this Section 6.1 shall in any way supersede, limit or restrict, or be deemed or construed to supersede, limit or restrict, any of the provisions of
Section 11.1(d) and thus the exercise by any Person of its rights under this
Section 6.1 shall be subject in all respects to the provisions of Section 11.1(d), including all non-solicitation obligations thereunder, which shall remain applicable to each Unlimited Party notwithstanding any provision to the contrary set forth in Section 6.1(b) or Section 6.2.

      6.2 Confidentiality.

            (a) Each Member shall maintain, and shall cause each of its Affiliates and their respective directors, officers, employees, agents, consultants and advisors including each Unlimited Party (each a "Related Party") to maintain, the confidentiality of Proprietary

Information and shall not use or disclose, or permit any Related Party to use or disclose, any Proprietary Information other than to the extent necessary to further the business objectives of the Company or with the written approval of the Company; provided, that the foregoing obligation of confidentiality shall not apply to (i) any disclosure to any regulatory authority which is necessary in connection with any necessary regulatory approval or filing, including in connection with the preparation of required financial reports, (ii) any disclosure required by judicial, administrative or legislative process or, in the written opinion of its counsel, by any other requirement of law or the applicable requirements of any regulatory agency or self-regulatory body having jurisdiction over the Company, (iii) information for which disclosure is necessary in connection with enforcing this Agreement or any Related Agreement or (iv) information that becomes generally known to the public or within the relevant trade or industry other than as a result of the Member's or its Related Party's violation of this Section 6.2. "Proprietary Information" means (w) all client information of Jefferies or its Affiliates (including, without limitation, all information relating to customers, customer lists, contacts and contact lists) provided for use, used or useful in the origination activities of the Company, (x) all pre-existing credit analysis systems, of the MassMutual Members including, without limitation, Babson's "Credit Grading" process, Babson's "Loss Given Default" analysis and Babson's "Radar Loan Information System", (y) all other information designated in writing as confidential by the party disclosing such information (the "DISCLOSING PARTY") at the time of disclosure thereof and (z) all information which the Company is obligated to keep confidential pursuant to any agreement with a third party. No party shall release or disclose Proprietary Information to any other Person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors who have a need to know in order to act on a matter not adverse to the interests of the Company and are advised of the confidentiality of such Proprietary Information and, to the extent permitted above, regulatory authorities. In the event that a Member or a Related Party receives notice that it will be compelled to disclose any Proprietary Information in connection with (i) or (ii) above, such Member shall provide the Disclosing Party, if known to such Member, with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy. In the event that such protective order or remedy is not obtained, only that portion of the Proprietary Information which is legally required to be disclosed shall be so disclosed. This Section 6.2(a) shall survive any termination or expiration of this agreement and any dissolution of the Company.

            (b) Notwithstanding anything to the contrary set forth in Section
6.2 (a), the Board will, acting pursuant to Section 3.3, from time to time make available to the Class A Members and Class B Members and their Affiliates information which is designated as being with regard to the Company and its financial position and results of operations that each of them may use in their general marketing efforts without violation of this Section 6.2.

            (c) Each Member hereby acknowledges and agrees that (i) such Member's officers, directors and employees (collectively, "Designated Persons") may receive material nonpublic information concerning other Members and the Company, its Affiliates and Investments pursuant to this Agreement or the documents referred to herein, (ii) such Member will take reasonable steps to inform relevant Designated Persons that United States securities laws may prohibit certain persons in possession of material nonpublic information concerning a company from purchasing or selling securities of such company, or from communicating such confidential information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities and (iii) such Member shall not use, and shall take reasonable steps to prevent relevant Designated Persons from using, any such information in contravention of the United States Securities Exchange Act of 1934, as amended, including, without limitation, Rule 10b-5 thereunder.

                                   ARTICLE VII

                          ALLOCATIONS AND DISTRIBUTIONS

      7.1 Allocations.

            (a) Net Income and Net Loss. The Board shall use its best efforts to determine and allocate all items of income, gain, loss and deductions, as described below, with respect to each Accounting Period of the Company within forty-five (45) days after the end of each Accounting Period other than any Accounting Period ending on the last day of the Fiscal Year and within ninety
(90) days after the end of each Fiscal Year.

                  (i) Except as otherwise provided in this Agreement, the Net Income of the Company (and items thereof) for each Accounting Period shall be allocated:

                  (A) first, to the extent that an amount of Net Loss previously allocated pursuant to Section 7.1(a)(ii) exceeds aggregate Net Income allocated pursuant to Section 7.1(a)(i), to the Members in proportion to, and in an amount equal to, the unrecovered amount of such Net Loss (and, if there is an unrecovered Net Loss for more than one Accounting Period or that has been allocated pursuant to Section 7.1(a)(ii)(C) or Section 7.1(a)(ii)(B), then this Section 7.1(a)(i)(A) shall be applied first to the Net Loss arising in the most recent Accounting Period until that Net Loss is recovered fully, and thereafter successively to each preceding Accounting Period for which there is an unrecovered Net Loss, ending with the first such Fiscal Quarter, in each case offsetting Net Losses allocated pursuant to Section 7.1(a)(ii)(C) before those allocated pursuant to Section 7.1(a)(ii)(B) and pursuant to Section 7.1(a)(ii)(B) before those allocated pursuant to Section 7.1(a)(ii)(A));

                  (B) second, to the Members holding Class A Interests on a pro rata basis, to the extent of the Preferred Return that has not been previously reflected by an allocation of Net Income pursuant to this
      Section 7.1(a)(i)(B), until the amount so allocated equals the amount of such previously unallocated Preferred Return; and

                  (C) third, to all of the Members on a pro rata basis in proportion to their respective Percentage Interests at the beginning of such Accounting Period.

                  (ii) Except as otherwise provided in this Agreement, Net Loss of the Company (and items thereof) for each Accounting Period shall be allocated:

                  (A) first, to the Members in proportion to the amounts equal to the aggregate Net Income, if any, previously allocated pursuant to
      Section 7.1(a)(i)(C) for all prior Accounting Periods that exceed the aggregate Net Loss previously allocated pursuant to this Section 7.1(a)(ii)(A) for all prior Accounting Periods;

                  (B) second, to the Members holding Class A Interests on a pro rata basis in proportion to the amounts equal to the aggregate Net Income, if any, previously allocated pursuant to Section 7.1(a)(i)(B) for all prior Accounting Periods that exceed the aggregate Net Loss previously allocated pursuant to this Section 7.1(a)(ii)(B) for all prior Accounting Periods; and

                  (C) third, to all of the Members on a pro rata basis in proportion to their respective Percentage Interests at the beginning of the Accounting Period.

            (b) Special Allocations. Prior to making any allocations under
Section 7.1(a), the following special allocations shall be made in the following order:

                  (i) Limitation on Net Losses. If any allocation of Net Loss or an item of deduction, expenditure or loss to be made pursuant to Section 7.1(a) or this Section 7.1(b) for any Accounting Period would cause a deficit in any Member's Adjusted Capital Account (or would increase the amount of any such deficit), then the amount that would cause such deficit shall be allocated to such Members that have positive Adjusted Capital Account balances in proportion to the respective amounts of such positive balances until all such positive balances have been reduced to zero. To the extent such allocation would result in all Members having Adjusted Capital Account deficits, such Net Loss (or item thereof) shall be allocated to the Members in accordance with Section 7.1(a)(ii)(C).

                  (ii) Qualified Income Offset. If any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5) or
Section 1.704-1(b)(2)(ii)(d)(6) that creates or increases a deficit in the Adjusted Capital Account of such Member, then items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for the relevant Fiscal Year and, if necessary, for subsequent Fiscal Years) shall be allocated to such Member in an amount and manner sufficient to eliminate such deficit as quickly as possible. This Section 7.1(b)(ii) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d), and shall be interpreted and applied consistently therewith.

                  (iii) Substantial Economic Effect. Notwithstanding anything in this Agreement to the contrary, if the allocation of any item of income, gain, loss or expense pursuant to this Section 7.1 does not have substantial economic effect under Treasury Regulation Section 1.704-1(b)(2) and is not in accordance with the Members' Interests in the Company within the meaning of Treasury Regulation Section 1.704-1(b)(3), then such item shall be reallocated in such manner as to (i) have substantial economic effect or be in accordance with the Members' Interests and (ii) result as nearly as possible in the respective balances of the Capital Accounts that would have been obtained if such item had instead been allocated under the provisions of this Section 7.1 without giving effect to this Section 7.1(b)(iii).

                  (iv) Corrective Allocations. If any amount is allocated pursuant to paragraph (i), (ii) or (iii) of this Section 7.1(b), then, notwithstanding anything in Section 7.1(a) to the contrary (but subject to the provisions of paragraphs (i), (ii) and (iii) of this Section 7.1(b)), income, gain, loss and expense, or items thereof, shall thereafter be allocated in such manner and to such extent as may be necessary so that, after such allocation, the respective balances of the Capital Accounts will equal as nearly as possible the balances that would have been obtained if the amount allocated pursuant to paragraph (i), (ii) or (iii) of this Section 7.1(b) instead had been allocated under the provisions of this Section 7.1 without giving effect to the provisions of such paragraph.

            (c) Amendments to Allocations. The provisions hereof governing Company allocations and Distributions, including the distribution of Assets upon liquidation of the Company, are intended to comply with the requirements of Code Sections 704(b) and 704(c) and the Treasury Regulations that have been or may be promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith. If, in the opinion of the Board, the allocations of income, gain, loss and expense provided for herein do not comply with (i) such Code provisions or Treasury Regulations or (ii) any other applicable provisions of the Code or Treasury Regulations (including the provisions relating to nonrecourse deductions and Member nonrecourse deductions), then, notwithstanding anything in this Agreement to the contrary, such allocations shall, upon notice in writing to each Member, be modified in such manner as the Board, acting pursuant to Section 3.7, determines is necessary to satisfy the relevant provisions of the Code or Treasury Regulations, and the Board shall have the right to amend this Agreement (without the consent of any other Member being required for such amendment) to reflect any such modification; provided, however, that no such modification shall alter materially the economic arrangement among the Members.

      7.2 Adjustments to Reflect Changes in Interests. With respect to any Accounting Period during which any Member's Interest changes, whether by reason of the admission of a New Member, the withdrawal of a Member, or otherwise as described in Code Section 706(d)(1) and Treasury Regulations issued thereunder, allocations of Net Income, Net Loss and other items of Company income, gain, loss and expense shall be adjusted appropriately to take into account the varying interests of the Members during such Accounting Period. The Board, acting pursuant to Section 3.7, shall select the method of making such adjustments.

      7.3 Allocation of Taxable Income and Loss.

            (a) Except as otherwise provided in this Section 7.3, the taxable income or loss of the Company for any Accounting Period shall be allocated among the Members in proportion to and in the same manner as Net Income, Net Loss and separate items of income, gain, loss and expense (excluding items for which there are no related tax items) are allocated among the Members for Capital Account purposes pursuant to the provisions of Sections 7.1(a) and (b). Except as otherwise provided in this Section 7.3, the allocable share of a Member for tax purposes in each specified item of income, gain, loss or expense of the Company comprising Net Income, Net Loss or any item allocated pursuant to
Section 7.1(a) and (b), as the case may be, shall be the same as such Member's allocable share of Net Income, Net Loss or the corresponding item for such Accounting Period.

            (b) In accordance with Sections 704(b) and 704(c) of the Code and applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(4)(i), items of income, gain, loss and expense with respect to any Book Property of the Company (and, if necessary, any other property of the Company) shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the Book Property to the Company for federal income tax purposes and its book value. In making allocations pursuant to this Section 7.3(b), the Board shall apply the "traditional method" set forth in Treasury Regulation Section 1.704-3(b).

            (c) The items of income, gain, loss and expense allocated to the Members for tax purposes pursuant to this Section 7.3 shall not be reflected in the Members' Capital Accounts. Any elections or other decisions relating to such allocations shall be made by the Board, acting pursuant to Section 3.7, in any manner that reasonably reflects the purpose and intent of this Agreement and is consistent with the economic arrangement among the Members.

      7.4 Distributions.

            (a) From time to time, the Board, acting pursuant to Section 3.7, will determine the amount of Distributions to be made, pursuant to Sections 7.4(b) and 7.4(c), of all or any portion of the Company's Aggregate Net Income, in each case to the extent permitted by the applicable rules and regulations of any regulatory authority having jurisdiction over the Company and provided that no such Distribution shall be made if any amount due and owing from the Company under any Services Agreement is past due and remains unpaid.

            (b) Distributions of amounts reflecting Previously Undistributed Net Income shall be made at such times as the Board in its sole discretion may determine (after taking into account any Distributions made pursuant to Section 7.4(c)). In addition to the Tax Distributions to be made pursuant to Section 7.4(c), the Company may make Distributions to the Members, including distributions in kind pursuant to Section 7.4(f), at such times and in such amounts as the Board, acting pursuant to Section 3.7, may determine. Any such Distribution shall be made to the Members as follows: (i) first, to the holders of Class A Interests on a pro rata basis in proportion to their relative amount of Unreturned Capital Contribution, an amount equal to the Unreturned Capital Contribution applicable to such Class A Interests; (ii) second, to the holders of Class A Interests on a pro rata basis until they have received the Preferred Return and (iii) third, to all of the Members on a pro rata basis in accordance with their respective Percentage Interests at the time of the Distribution; provided, however, that (A) no Member shall be entitled to receive any Distribution in an amount that exceeds the positive Adjusted Capital Account balance of that Member immediately preceding the Distribution (taking into account the effect of any revaluation of the assets of the Company pursuant to
Section 4.5(b)) and (B) any amount not distributed to a Member pursuant to clause (A) shall be distributed to the other Members that have positive Adjusted Capital Account balances, after taking into account their share of the Distribution, in accordance with their respective positive Adjusted Capital Account balances.

            (c) If the Company has net taxable income for federal income tax purposes for any Fiscal Year, then the Company shall distribute, within ninety
(90) days after the end of such Fiscal Year, cash (a "Tax Distribution") to each Member in the amount, if any, that is required, when the Tax Distribution is combined with all other Distributions theretofore made to the Member with respect to such Fiscal Year, to cause the aggregate amount distributed to the Member to be at least equal to the product of (i) the Presumed Tax Rate for such Fiscal Year and (ii) the aggregate net taxable income allocated to such Member for such Fiscal Year. Distributions pursuant to this Section 7.4(c) shall be offset against Distributions that would otherwise be made to the Members pursuant to Section 7.4(b). Any Tax Distributions made pursuant to this Section 7.4(c) shall be made to those Members that held Interests in the Company as of the close of such Fiscal Year. However, for purposes of this Section 7.4(c), Distributions and allocations made to a predecessor-in-interest of a Member with respect to such Fiscal Year shall be treated as having been made to such Member. Notwithstanding the foregoing provisions of this Section 7.4(c), the Board may make appropriate adjustments to Tax Distributions in accordance with the intent of Sections 4.5(f) and 7.1(b)(iv).

            (d) Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Board on behalf of the Company, shall not make a Distribution to any Member on account of its Interest if such Distribution would violate Section 18-607 of the Delaware Act or other applicable law.

            (e) Notwithstanding the foregoing (other than Section 7.4(c) above), the Board may set aside reasonable reserves for anticipated liabilities, obligations or commitments of the Company.

            (f) Although the Board shall use its best efforts to cause all Distributions to be made in cash, at any time and from time to time prior to the dissolution of the Company, when the Board determines, acting pursuant to
Section 3.7, that it is in the interests of the Company to do so, the Company may distribute property in kind to the Members. The Company shall provide at least ten (10) Business Days' prior notice of any such Distribution in kind, which notice shall describe the property to be distributed and shall state that, upon the request of any Member, the Company shall provide such Member with such information regarding the property to be distributed, including information regarding the issuer of any securities instruments evidencing indebtedness or other property to be distributed in kind, as may be available and as may be deemed appropriate for such provision by the Company. Any securities instruments evidencing indebtedness or other property to be distributed in kind to the Members shall be valued in accordance with their Market Value and upon such Distribution in kind, such securities instruments or other property, as applicable, shall be deemed to have been sold at such value on the date of Distribution and the proceeds of such sale shall be deemed to have been distributed to the Members for all purposes of this Agreement.

            (g) With respect to any Distribution, a portion of which is to be made in kind and a portion of which is to be made in cash, such in-kind and in-cash portions shall be distributed to all Members on a pro rata basis to the extent reasonably practicable; provided, that the Board shall endeavor to accommodate the wishes, to the extent practicable, of those Members desiring to receive all (or a disproportionate amount) of such Distribution in kind or in cash, as the case may be, to the extent possible, with a priority as to cash for any Member which, upon the advice of counsel, determines that any Distribution would more likely than not cause such Member to be in violation of a law, rule or regulation, as contemplated by the immediately following paragraph.

            (h) Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Company shall not distribute any securities instruments evidencing indebtedness or other property in kind to any Member if such Distribution would cause such Member or its Affiliates to be in violation of any law, rule or regulation applicable to such Member. In the event a Member shall, upon the advice of counsel, determine that any Distribution would more likely than not cause such Member to be in violation of any law, rule or regulation, such Member shall deliver to the Company a notice to such effect within ten (10) Business Days from the date of the notice to the Member of the proposed Distribution of securities in kind. In any such case, the Company shall use reasonable efforts to cause such securities, instruments or other property (and only such allocable portion of such securities instruments or other property) to be sold to a third party, who may be another Member, for the best consideration available under the circumstances and to distribute the cash proceeds thereof to such affected Member. No such sale to a third party shall relieve any Member of its obligations hereunder. In the event such a sale cannot be achieved on commercially reasonable terms and within a commercially reasonable time period following the proposed Distribution, the obligation of the Company shall be extinguished by establishing an escrow account for the benefit of any affected Members into which shall be deposited such securities, instruments or other property, which account shall be liquidated at such time as a sale can be accomplished; provided, that if any Member is not reasonably satisfied with the establishment of such escrow account and does not elect to participate in such escrow arrangements, the Company shall, at the direction of such objecting Member, transfer such Member's pro rata share of the securities in accordance with instructions given by such objecting Member. Investments held in any escrow account shall continue to earn dividends or interest, as the case may be, and to carry all rights attributable to such securities, instruments or other property, and shall be deemed for all purposes of this Agreement to have been distributed to the Members to whom, and at such time as, such securities instruments or other property would have been distributed but for this Section 7.4(h).

            (i) For the avoidance of doubt, amounts paid by or on behalf of the Company pursuant to any Services Agreement shall not be deemed to be Distributions for the purposes of this Agreement.

      7.5 Withholding. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, Distribution or allocation by the Company shall be treated as amounts paid by the Company. Such amounts shall in turn be allocated to and treated as distributed to the Members for all purposes under this Agreement. The Board is authorized to withhold from payments, Distributions or allocations to the Members and to pay over to the appropriate federal, state, local or foreign government any amounts required to be so withheld. The Board shall allocate any such amounts to the Members in respect of whose Distribution or allocation the tax was withheld and shall treat such amounts as actually distributed to such Members.

                                  ARTICLE VIII

                                BOOKS AND RECORDS

      8.1 Books, Records and Financial Statements.

      At all times during the existence and continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company and the Business in accordance with GAAP consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest as a member of the Company. Upon the request of a Member, the Company shall promptly deliver to the requesting Member, at the expense of the Company, a copy of any information which the Company is required by law to so provide.

      8.2 Reports.

            (a) The Board shall receive management accounts and forecasts prepared by Babson, or such other Person designated by the Board pursuant to
Section 3.11, no less frequently than monthly.

            (b) The Company shall cause to be prepared and distributed to each
Member:

                  (i) Within one hundred twenty (120) days after the end of each Fiscal Year, such information as is necessary to complete the Member's United States federal and state income tax or information returns, including a copy of the Company's United States federal, state and local income tax or information returns for the year;

                  (ii) Within ninety (90) days after the end of each Fiscal Year, annual audited financial statements prepared in accordance with GAAP and meeting all applicable requirements of Regulation S-X as then promulgated under the Securities Act;

                  (iii) Within forty-five (45) Business Days after the end of each of the first three full Fiscal Quarters and the end of each Fiscal Year, a financial report containing statements of operations and cash flows, changes in Members' Capital Accounts and changes in the Company's Net Assets for the period then ended; and

                  (iv) Any additional information that may reasonably be required by any Member to enable it to comply with the disclosure requirements of the SEC as in effect from time to time, which information shall be provided to such Member promptly upon request.

      8.3 Accounting Method. For both financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate for the Company's business.

      8.4 Audit. The annual financial statements of the Company shall be audited by a firm of independent certified public accountants with relevant experience, selected by the Board acting pursuant to Section 3.7, with such audit to be accompanied by a report of such accounting firm containing its opinion. The cost of such audits will be an expense of the Company.

                                   ARTICLE IX

                                   TAX MATTERS

      9.1 Tax Matters Member.

            (a) Babson is hereby designated as the "Tax Matters Member" of the Company for purposes of Code Section 6231(a)(7) and shall have the powers appurtenant thereto, subject in each case to the prior approval of the Board pursuant to Section 3.7.

            (b) The Tax Matters Member shall, within ten (10) days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member.

      9.2 Right to Make Section 754 Election. Except as provided herein, the Board, acting pursuant to Section 3.7, may make or revoke, on behalf of the Company, an election in accordance with Code Section 754, so as to adjust the basis of Company property in the case of a Distribution of property within the meaning of Code Section 734, and in the case of a transfer of a Company interest within the meaning of Code Section 743. Each Member shall, upon request of the Tax Matters Member, supply the information necessary to give effect to such an election. Upon Transfer of an Interest, the Transferee may request that an election in accordance with Code Section 754 be made, in which event the Company, upon approval by the Board thereof pursuant to Section 3.7, shall make the election for the Fiscal Year in which such Transfer occurs.

      9.3 Indemnity of Tax Matters Member. The Company shall indemnify and reimburse the Tax Matters Member for all reasonable expenses (including reasonable legal and accounting fees) incurred as Tax Matters Member pursuant to this Article IX in connection with any administrative or judicial proceeding with respect to the Tax liability of the Members as long as the Tax Matters Member has determined in good faith that its course of conduct was in, or not opposed to, the best interest of the Company. The payment of all such expenses shall be made before any Distributions are made to the Members. Subject to the requirement of approval by the Board pursuant to Section 3.7, the taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding except to the extent provided herein or required by law, is a matter in the sole discretion of the Tax Matters Member and the provisions on limitations of liability of the Tax Matters Member and indemnification set forth in Article X shall be fully applicable to the Tax Matters Member in its capacity as such.

      9.4 Notices to Tax Matters Member. Any Member that receives a notice of an administrative proceeding under Code Section 6223 relating to the Company shall promptly notify the Company and the Tax Matters Member of the treatment of any Company item on such Member's federal income tax return that is or may be inconsistent with the treatment of that item on the Company's return. Any Member that enters into a settlement agreement with the Internal Revenue Service with respect to any Company item shall notify the Tax Matters Member of such agreement and its terms within sixty (60) days after its date.

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

                                    ARTICLE X

                          LIABILITY AND INDEMNIFICATION

      10.1 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in Contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person. Each Covered Person shall be entitled to rely in good faith on the advice of counsel, public accountants and other independent advisors experienced in the matter at issue, and any act or omission of any Covered Person in reliance on such advice shall in no event subject any Covered Person to liability to the Company or any Member.

      10.2 Indemnification. Except with regard to claims by one Member against another Member or Members, as otherwise required by law or as provided in this Agreement, the Company shall indemnify and hold harmless each Covered Person from and against all liabilities, losses (including amounts paid in settlement), costs, damages and expenses (including all reasonable legal or other expenses incurred in investigating or defending against any such liability, loss, cost, damage or expense) actually incurred by such Covered Person by reason of any act or omission or any act alleged to have been performed or omitted by such Covered Person (including those in connection with serving as officers or on boards of directors for companies the securities or Indebtedness of which the Company holds as an Investment) so long as such Covered Person shall have acted in good faith, in accordance with such Covered Person's obligations under this Agreement and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by or pursuant to this Agreement or a Related Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any liability, loss, cost, damage or expense by reason of fraud, gross negligence or willful misconduct of such Covered Person. The Company may, from time to time, enter into separate agreements including the Related Agreements with any Covered Person or other party providing for the indemnity by the Company of such Covered Person or other party. The rights granted pursuant to this Section 10.2 shall be deemed contract rights, and no amendment, modification or repeal of this Section 10.2 shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings, appeals, inquiries or investigations arising prior to any such amendment, modification or repeal.

      10.3 Expenses. To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company until such time as any determination by a court or regulatory body of competent jurisdiction that such Covered Person was grossly negligent, committed willful misconduct or fraudulent with regard to any action or omission that resulted in liability to the Company or such Covered Person in respect of such claim or was otherwise guilty or in material violation of applicable law or regulation. The Company shall advance expenses in respect of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking (the terms of which may include provision for such security as the Board, acting pursuant to Section 3.7, may determine) by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 10.2 hereof.

                                   ARTICLE XI

                    DISSOLUTION, LIQUIDATION AND TERMINATION

      11.1 Dissolution; Buy-Sell; Agreements Regarding Employees.

            (a) Dissolution Events. The Company may be dissolved only upon the occurrence of one or more of the following events:

                  (i) by written consent of all of the Class A Members and Class B Members;

                  (ii) by a decree of judicial dissolution under Section 18-802 of the Delaware Act;

                  (iii) upon the occurrence of a Default, by the written notice of any Non-Defaulting Member that is not an Affiliate of the Defaulting Member;

                  (iv) by written notice of the Approving Member sent within twenty (20) Business Days of the occurrence of a Credit Committee Dissolution Event as set forth in Section 3.10(b);

                  (v) within ten (10) Business Days of any Non-Extension Date following the delivery of a Termination Notice (unless otherwise extended pursuant to the penultimate sentence of Section 11.1(b));

                  (vi) upon a Change in Ownership of any Member other than a Class C Member, by written notice of such Member or any other Member other than a Class C Member which notice must be sent (i) if by the Member undergoing a Change in Ownership within ten (10) Business Days of the occurrence of such Change in Ownership or (ii) if by any other Member, within ten (10) Business Days of such Member becoming aware of the occurrence of any such Change in Ownership; and

                  (vii) upon the occurrence of the Technical Withdrawal of a Member other than a Class C Member, by any Member other than a Class C Member not in Technical Withdrawal that is not an Affiliate of the Member in Technical Withdrawal; provided, that the non-withdrawing Member shall not have elected to exercise its purchase right pursuant to Section 11.3;

provided, that no such dissolution shall take effect to the extent that any Member exercises its buy-sell rights under Section 11.1(c):

            (b) Non-Extension and Regulatory Events. At any time (i) during the period commencing on the one hundred eightieth (180th) and ending on the ninetieth (90th) calendar day prior to the third anniversary of the Closing Date, (ii) during each period commencing on the one hundred eightieth (180th) and ending on the ninetieth (90th) calendar day prior to each subsequent anniversary of the Closing Date or (iii) within ninety (90) calendar days after the date on which any Class A Member or Class B Member delivers notice to the Company that it has determined that it is a Regulated Member (each such anniversary of the Closing Date or date of such notice, a "Non-Extension Date"), any Class A Member, Class B Member or Regulated Member (the "Terminating Member") may deliver a written notice (a "Termination Notice") to the other Members (the "Non-Terminating Members") electing to cause the dissolution of the Company. Any Regulated Member seeking to cause the dissolution of the Company pursuant to this Section 11.1(b) shall (x) supply such opinions of outside counsel and other information as the Non-Terminating Members may reasonably request to verify such Regulated Member's status as a Regulated Member and/or its rights to deliver a Termination Notice and (y) utilize commercially reasonable efforts to take such actions as would cause it to lose its status as a Regulated Member. Any such Termination Notice shall not be or become effective until such actions have been taken. Each of the Members hereby represents and warrants that on the date hereof there exists no circumstance or state of facts which would cause such Member to be or become a Regulated Member. Once delivered, a Termination Notice may not be withdrawn. In the event each Non-Terminating Member declines to exercise its buy-sell right pursuant to Section 11.1(c)(i)(C), the Members agree that for the six (6) month period following the Non-Extension Date they will cooperate in good faith to effect a written agreement to engage in a Company Sale or effect an initial public offering with regard to the Interests or the securities of any successor Company formed for the purpose of effecting such an offering. If such effort fails, the Company shall be dissolved pursuant to Section 11.1(a)(v).

            (c) Buy-Sell Right.

                  (i) Upon the occurrence of any of the following events, the Member identified as the "Purchasing Member" shall have the right by delivery of written notice to the Member(s) identified as the "Selling Member" within thirty
(30) days of the date such Purchasing Member becomes aware of any such occurrence to purchase all, but not less than all, of the Interest(s) of the Selling Member(s) and each Selling Member shall have the corresponding obligation to sell all, but not less than all, of such Selling Members' Interest(s) to the Purchasing Member as set forth in this Section 11.1(c):

                  (A) upon the occurrence of a Default, the Non-Defaulting Member and its Affiliates shall be the Purchasing Member and the Defaulting Member and any Member that is an Affiliate thereof shall be the Selling Member(s);

                  (B) upon the occurrence of a Credit Committee Dissolution Event, the Approving Member and its Affiliates shall be the Purchasing Member and the Disapproving Member and any Member that is an Affiliate thereof shall be the Selling Member(s);

                  (C) upon the delivery of a Termination Notice, the Non-Terminating Member(s) (other than Class C Members) and its Affiliates shall be the Purchasing Member and the Terminating Member and any Member that is an Affiliate thereof shall be the Selling Member(s);

                  (D) upon the occurrence of a Change in Ownership, any Class A Member or Class B Member which is not the subject of such Change of Ownership may elect (as such, the Purchasing Member), to purchase the Interests of the other Member(s) which is the subject of such Change in Ownership, (as such, the Selling Member(s)); provided, that if more than one Member shall elect to exercise its buy-sell right pursuant to this Section 11.1(c)(i)(D), then no Member shall be afforded any such right and the Company shall be dissolved as set forth in Section 11.5; and

                  (E) upon the failure to resolve a Disputed Matter after the procedures set forth in Section 3.8 shall have been exhausted, any Class A Member may elect (as such, the Purchasing Member), to purchase the Interests of the other Member(s), (as such, the Selling Member(s)); provided, that no Member shall have such right until such time as such Member has made Capital Contributions totaling at least one hundred and twenty-five million dollars ($125,000,000) and; provided further, that if more than one Member shall elect to exercise its buy-sell right pursuant to this Section 11.1(c)(i)(E), then no Member shall be afforded any such right and the Company shall be dissolved as set forth in Section 11.5.

                  (ii) In any circumstances described in Section 11.1(c)(i), the Purchasing Member may, in its sole discretion, give written notice (the "Offering Notice") to the Selling Member(s) of its intent to purchase all, but not less than all, of such Selling Members' Interests for cash at the Buy-Sell Value (the "Purchase Price") as of the date the Offering Notice is delivered (the "Date of Value"). In any such event, the provisions set forth in this
Section 11.1(c) shall apply.

                  (iii) Each Selling Member shall then be obligated to sell to the Purchasing Member its Interest for the Purchase Price. The Purchasing Member shall have the right to restructure any such purchase and sale as a merger, consolidation, purchase of all or substantially all assets or other form of transaction and the Selling Member(s) hereby agree to cooperate with the Purchasing Member to the extent reasonably required to effect any such transaction, including, without limitation, by surrendering and/or transferring its management or other rights with regard to the Class C Member Vehicle; provided, that the Purchasing Member shall bear any additional expense to the Selling Member(s) incurred as a result of any such change in form of transaction.

                  (iv) The Members shall meet and exchange documents and pay any amounts due, and otherwise do all things necessary to conclude the transaction set forth herein at the closing of such purchase of such Selling Members' Interest (the "Closing"). The Closing shall occur at the office of the Purchasing Member's legal counsel at 9:00 a.m., on the first Wednesday after the thirtieth (30th) day after the Date of Value, or at such later date as all necessary regulatory approvals, if any, are received, unless that day is a not a Business Day and, in that event, on the immediately preceding Business Day. At the Closing, the Selling Member(s) shall deliver to the Purchasing Member a duly executed assignment of its Interest and all Repayment Rights (as defined below), if any, and shall also, upon the request of the Purchasing Member, concurrently therewith (or at any time and from time to time thereafter) execute and deliver such other documents and records as are reasonably necessary to effect the Transfer. The Purchasing Member shall deliver to the Selling Member(s) cash by wire transfer of immediately available funds for the full amount of the Purchase Price, and shall also, upon the request of the Selling Member(s), concurrently therewith (or at any time and from time to time thereafter) execute and deliver such other documents and records as are reasonably necessary to effect the Transfer. Further, on the Closing, the Selling Member(s) shall be released from its liability under any third party loans to the Company and any guarantees made in connection therewith. If a Company creditor refuses to so release the Selling Member(s), the Purchasing Member shall indemnify the Selling Member(s) from liability under such loans and guarantees. In addition, any and all outstanding loans, fees and reimbursements owed by the Company or the Purchasing Member to the Selling Member(s) ("Repayment Rights") shall be satisfied in full by the Company and/or by such Purchasing Member, as applicable, out of its own funds at Closing (provided that no such amount paid by the Company shall reduce the Purchase Price), and the satisfaction of all Repayment Rights, if any, shall be a condition precedent to the Selling Members' obligation to close hereunder. If the Selling Members' Interest is subject to any Encumbrance, the same shall constitute a default and the Purchasing Member may elect (a) to cause the Purchase Price (or a portion thereof) to be applied to discharge such Encumbrance, (b) to take the Interest subject to such Encumbrance and to reduce the Purchase Price otherwise payable to the Purchasing Member to the Selling Member(s) by the amount of such Encumbrance, or (c) to terminate the buy-sell proceedings under this Section 11.1(c) because of the existence of such Encumbrance and in such event pursue any and all remedies available at law and equity. Notwithstanding anything in this Agreement to the contrary, (x) the Purchasing Member shall be entitled to designate any Affiliate or third party to be the transferee of such Interest or obtain financing from any third party with respect to such purchase; provided, that the foregoing shall not delay the closing of any such transaction and (y) the Selling Members' appointments to the Board, the Credit Committee and of any Officers shall be automatically terminated effective as of the Closing. The reasonable costs of the Closing shall be divided equally between the Selling Member(s) and the Purchasing Member; provided, that each such Member shall bear its own attorneys' fees and costs.

            (d) Agreements Regarding Employees.

                  (i) Upon the occurrence of any dissolution event set forth in Sections 11.1(a)(i) - (vii) (other than a dissolution event resulting from JGI's Default or JGI's Technical Withdrawal) JGI shall have the sole right among the Members and their Affiliates to solicit for employment or employ each Company Seconded Employee. Upon the occurrence of any dissolution event set forth in Sections 11.1(a)(i) - (vii) resulting from JGI's Default or JGI's Technical Withdrawal, the MassMutual Members shall have the sole right among the Members and their Affiliates to solicit for employment or employ each Company Seconded Employee and immediately upon the occurrence of any such dissolution event, and in furtherance of the foregoing, JGI and/or each applicable Affiliate thereof shall irrevocably assign to Babson (or its designee) the Employment Agreement (to the extent permitted by the terms of each such Employment Agreement) of each Company Seconded Employee selected by Babson in its sole discretion to be so assigned and otherwise take all actions and execute all documents and instruments necessary to transfer each such Company Seconded Employee to the employ of Babson (or its designee). It is agreed, however, that any Member afforded the foregoing rights shall, within 45 days of receiving notice of the applicable dissolution event, inform the other Members in writing which Company Seconded Employees it has determined (in its sole discretion) that the other Members and their Affiliates should not solicit for employment or employ. Any New Company Employees not included in any such notice shall not be the subject of this Section 11.1(d).

                  (ii) Except as otherwise set forth in this Section 11.1(d), each Member hereby agrees that, without the prior written consent of each of the Class A and Class B Members, neither such Member nor any of its Affiliates (including any Unlimited Party) shall solicit for employment or employ any Company Seconded Employee for a period of two (2) years following the later of the occurrence of any dissolution event referenced in Section 11.1(d)(i), or such Member's (or any of its Affiliates') ceasing to be a Member, as applicable.

                  (iii) Each party hereto hereby acknowledges and agrees that any breach or threatened or attempted breach by any party hereto of this Section
11.1 would irreparably injure the other parties hereto, that such breach or threatened or attempted breach would not be susceptible to monetary damages and that there would be no adequate remedy at law therefor. Accordingly, each party hereto hereby agrees that the other parties shall be entitled to one or more injunctions enjoining any such breach or threatened or attempted breach or requiring specific performance of this Section 11.1 and hereby expressly consents to the entry thereof without the necessity of showing any actual damage or irreparable harm or the posting of any bond or the furnishing of any other security, in addition to any other remedies that may be available to the non-breaching party at law or in equity.

      11.2 Events of Bankruptcy of Member.

            (a) Without limiting the generality of Section 11.1, the occurrence of any of the events set forth in this Section 11.2 with respect to any Member shall not result in the dissolution of the Company. If and when any of the following events occurs with respect to a Member (a "Technical Withdrawal"), such Member shall cease to be a Member of the Company, but shall, however, retain its interest in allocations and Distributions:

                  (i) such Member makes an assignment for the benefit of creditors;

                  (ii) such Member files a voluntary petition in bankruptcy;

                  (iii) such Member is adjudged bankrupt or insolvent, or there has been entered against such Member an order for relief, in any bankruptcy or insolvency proceeding;

                  (iv) such Member files a petition or answer seeking for such Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                  (v) such Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in any proceeding of the type described in this Section 11.2;

                  (vi) such Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Member or of all or any substantial part of the properties of such Member; or

                  (vii) if within one hundred twenty (120) days after the commencement of any proceeding against such Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within ninety (90) days after the appointment without the consent or acquiescence of such Member, of a trustee, receiver or liquidator of such Member or of all or any substantial part of the properties of such Member, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

      11.3 Withdrawal of Members.

            No Member shall have the right to withdraw from the Company except in accordance with this Section 11.3. A Member shall be deemed to have withdrawn from the Company upon such Member's Technical Withdrawal. Notwithstanding anything to the contrary in this Agreement or the Delaware Act, the non-withdrawing Member(s) (other than the Class C Members) shall have the right, but not the obligation, to purchase the Interest of a Member and any Member that is an Affiliate of such Member with respect to which a Technical Withdrawal from the Company shall have occurred within ninety (90) days of notice or obtaining knowledge of such Technical Withdrawal. Unless otherwise set forth herein, including in Section 4.3, the purchase of any such Interests shall be effected pursuant to the terms set forth in Section 11.1(c)(ii) - (iv), the necessary changes having been made to effect the purposes of this Section 11.3.

      11.4 Notice of Dissolution. Upon the dissolution of the Company, the Board shall promptly notify the Members of such dissolution.

      11.5 Liquidation.

            (a) Upon dissolution of the Company, the Board shall designate a liquidating trustee to immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the Assets, during which time Babson and JGI shall continue to provide services pursuant to the terms of the Services Agreements, and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation, it being understood that the Company shall be in a "run-off mode" with respect to its operations and Investments.

            (b) The liquidating trustee shall distribute the proceeds of such liquidation and any other Assets (subject to the requirements of the Delaware Act and other applicable law or regulation) in the following order of priority:

                  (i) first, to payment of all of the debts, liabilities and obligations of the Company (including amounts then due and payable under the Services Agreements and all expenses incurred in liquidation);

                  (ii) second, to the establishment of adequate reserves for the payment and discharge of all debts, liabilities and obligations of the Company, including contingent, conditional or unmatured liabilities, in such amount and for such term as the liquidating trustee may reasonably determine; and

                  (iii) third, any remaining proceeds of liquidation, and any Assets that are to be distributed in kind, shall be distributed to (a) the Class A Members on a pro rata basis in proportion to their relative amounts of Unreturned Capital Contribution, an amount equal to the Unreturned Capital Contribution applicable to such Class A Interests and then (b) the Members to the extent of their remaining respective positive Capital Account balances, as promptly as practicable, but in any event within the time required by Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2).

            (c) The liquidating trustee shall use all reasonable efforts to reduce the Assets to cash and to distribute cash upon liquidation to the Members. Subject to the foregoing, if any Assets are not reduced to cash, then the liquidating trustee (i) shall value such Assets according to the Market Value thereof, (ii) shall allocate, in accordance with Section 4.5(f) and
Article VII, any unrealized gain or loss determined by such valuation to the Members' Capital Accounts as though the non-cash Assets had been sold on the date of distribution and (iii) shall, after giving effect to any such adjustment, treat the distribution of such non-cash Assets as equivalent to a distribution of cash in the amount determined by the appraisal of such Assets. No Member shall have any right to any specific Assets except as otherwise herein specifically provided. In making distributions of non-cash Assets under this
Section 11.5(c), the liquidating trustee may distribute such Assets unequally among the Members to the extent necessary to avoid a Member receiving an Asset that it is prohibited from holding or that could result in adverse tax consequences to a Member; provided, that such unequal distribution shall not affect the aggregate amount of Distributions to any Member.

            (d) Each of the Members shall be furnished with a statement prepared by, or under the supervision of, the liquidating trustee, which shall set forth the Assets and liabilities of the Company as of the date of complete liquidation.

            (e) As soon as possible following application of the proceeds of liquidation and any Assets that are to be distributed in kind, any Member (or any other appropriate representative of the Company) shall execute a certificate of dissolution in the form prescribed by the Act and shall file the same with the Secretary of State of the State of Delaware.

      11.6 Termination. The Company shall terminate when all of the Assets have been distributed in the manner provided for in this Article XI, and the Certificate shall have been canceled in the manner required by the Delaware Act.

      11.7 Claims of the Members. Members and former Members shall look solely to the Assets for the return of their Capital Contributions, and if the Assets remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

                                   ARTICLE XII

                                  MISCELLANEOUS

      12.1 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by facsimile, to the address set forth on Schedule A, or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any such communication shall be deemed to have been received
(i) when delivered, if personally delivered, sent by nationally-recognized overnight courier or sent via facsimile (answerback confirmed) or (ii) on the fifth (5th) Business Day following the date of mailing, if sent by certified mail.

      12.2 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) together with the Related Agreements (including the Exhibits and Schedules thereto) contains the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof. Each of the parties hereto further acknowledges and agrees that, in entering into this Agreement and entering into the Related Agreements, it has not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Related Agreements.

      12.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

      12.4 Member Defaults; Waiver of Certain Damages. In addition to any specific remedies set forth herein, if any Member is in Default, the Company or any Non-Defaulting Member shall have the right to pursue such remedies as are available to the Company or such Member at law and in equity in connection with such Default; provided, that notwithstanding the foregoing or any other term or provision of this Agreement: EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

      12.5 Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Except as otherwise expressly set forth herein, neither this Agreement nor the rights and obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto.

      12.6 No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the parties hereto, any rights or remedies under or by reason of this Agreement.

      12.7 Counterparts. This Agreement may be executed by facsimile and in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12.8 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

      12.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      12.10 Consent to Jurisdiction. Each Member hereby submits to the exclusive jurisdiction of the courts of general jurisdiction of the State of New York and the federal courts of the United States of America located in the City of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, any Related Agreement and any other agreement, instrument and other document entered into in connection herewith and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or any such other agreement, instrument or other document, that is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that this Agreement or any such other agreement, instrument or other document may not be enforced in or by such courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process with respect thereto may be made upon any Member by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Schedule A, provided that service of process may be accomplished in any other manner permitted by applicable law.

      12.11 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

      12.12 Amendments. This Agreement may only be amended with the unanimous written consent of Members holding all of the Class A Interests and Class B Interests.

      12.13 Trademark Licenses

            (a) Each of JGI and Babson hereby grants to the Company a non-exclusive, non-transferable, royalty-free, worldwide license to use the trademarks, trade names and trade dress set forth on Schedule D hereto (the "Licensed Marks") solely in connection with the operation of the Business in video, print and electronic media. The Company has no right to grant sublicenses without the prior written consent of JGI or Babson, as applicable.

            (b) Nothing in this Agreement shall grant the Company the right to use any of the Licensed Marks, or any variations thereof, except as expressly provided by this Agreement, nor shall anything in this Agreement limit in any way the rights of JGI and Babson, or their other licensees, to use the Licensed Marks.

            (c) These trademark licenses are granted only with respect to the Licensed Marks in the exact forms as they are shown in Schedule D and in no other forms whatsoever. The Company agrees that it will not alter or amend in any way the exact forms of the Licensed Marks during the term of this Agreement or thereafter adopt or use any term that is confusingly similar thereto.

            (d) Any requests for any expansion of the express trademark licenses granted under this Agreement shall be made by the Company in writing to JGI or Babson, as applicable. JGI or Babson may grant or deny such requests in their sole discretion.

            (e) Other than as specifically set forth in this Agreement, JGI and Babson make no representations or warranties with respect to the validity, enforceability or coverage of the Licensed Marks.

            (f) Should JGI or Babson have reason to believe based on information available to it that the Company is using its respective Licensed Marks in a manner not authorized by JGI or Babson, as applicable, or likely to damage the commercial image or goodwill of such Licensed Marks, the Company shall permit JGI or Babson, as applicable to have reasonable access to its premises and personnel during normal working hours and shall further permit inspection of, at JGI's or Babson's request and without charge to JGI or Babson, samples of any materials or information bearing such Licensed Marks for the purpose of ensuring that the Company is complying with the terms of this Agreement and JGI's and Babson's, as applicable, own quality control and marketing standards. If at any time, including after having given approval of a usage of the Licensed Marks, JGI or Babson, as applicable determines that any use of its respective Licensed Marks fails to conform to JGI's or Babson's quality control or marketing standards, the Company shall as promptly as reasonably practicable, but in no event later than twenty (20) Business Days from receipt of notification from JGI or Babson of such non-conformance, modify the item in question to conform to JGI's or Babson's, as applicable, standards.

            (g) JGI or Babson may demand that any materials to be distributed by the Company that bear its Licensed Marks shall be subject to the prior review and approval of JGI or Babson, as applicable, provided that such approval shall be deemed to have been given if JGI or Babson, as applicable, does not inform the Company that such proposed use has been disapproved within thirty (30) days after its receipt by JGI or Babson from the Company.

            (h) The parties agree that nothing herein shall give the Company any right, title or interest in the Licensed Marks apart from the rights to use hereunder, all such right, title and interest, including but not limited to respective owners of the marks. All goodwill and improved reputation generated by the Company's use of the Licensed Marks shall inure to the benefit of Babson or JGI, as applicable. In no event shall such use be deemed or construed to have created or vested any right, title or interest whatever in and to the Company . To the extent that any jurisdiction shall find for any reason as a matter of law or otherwise that such use has vested in the Company any right, title or interest in or to the Licensed Marks, the Company, upon the request of JGI or Babson, as applicable, shall execute and deliver to JGI or Babson, as applicable, without charge, appropriate assignments to vest such rights, title and interest in the applicable owner.

            (i) The Company agrees not to raise or cause to be raised any questions concerning or objections to the validity of the Licensed Marks in any jurisdiction, or to any registrations thereof or applications therefor, or to the sole proprietary rights of JGI or Babson thereto, as applicable, on any grounds whatsoever.

            (j) The Company shall not file, apply to register or register the Licensed Marks or any other name, mark, term, symbol, script or device colorably similar thereto, except if, as, when, and to the extent as may be expressly consented to in writing in advance by JGI and Babson, as applicable, in specific instances.

            (k) Notwithstanding anything else to the contrary herein, the trademark licenses granted by JGI or Babson, as the case may be, pursuant to this Section shall expire ten (10) days after JGI or Babson, as applicable, ceases to be a Member.

                             Signature Page Follows

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                    THE COMPANY:

                    JEFFERIES BABSON FINANCE LLC

                    By: /s/ Roger W. Crandall
                       -----------------------------------------
                        Name:  Roger W. Crandall
                        Title: Chairman

                    MEMBERS:

                    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                    By: Babson Capital Management LLC, as its investment advisor

                    By: /s/ Roger W. Crandall
                       -----------------------------------------
                        Name:  Roger W. Crandall
                        Title: Managing Director, Babson

                    BABSON CAPITAL MANAGEMENT LLC

                    By: /s/ Thomas M. Finke
                       -----------------------------------------
                        Name:  Thomas M. Finke
                        Title: Managing Director

                    JEFFERIES GROUP, INC.

                    By: /s/ Joseph A. Schenk
                       -----------------------------------------
                        Name:  Joseph A. Schenk
                        Title: Chief Financial Officer

                    CLASS C MEMBER LLC

                    By: /s/ Joseph A. Schenk
                       -----------------------------------------
                        Name:  Joseph A. Schenk
                        Title:

              SIGNATURE PAGE TO LIMITED LIABLITY COMPANY AGREEMENT

                                                                      Schedule A

                                     MEMBERS

                                                             Percentage
   Members                      Notice Address                Interest
--------------  -------------------------------------------  ----------
Class A:

JGI             520 Madison Avenue                               40%
                New York, NY  10022
                Attention: Joseph A. Schenk
                Facsimile: 212-284-2233

MassMutual      Massachusetts Mutual Life Insurance Company      40%
                c/o Babson Capital Management LLC
                1500 Main Street, Suite 2800
                Springfield, MA 01115
                Attention: Jack Anderson, Counsel
                Telephone: 413-226-1054
                Facsimile: 413-226-2054

                With copies to:

                Babson Capital Management LLC
                230 South Tryon Street, 10th Floor
                Charlotte, NC 28202
                Attention: Thomas Finke, Managing Director,
                Head of Bank Loan Team
                Telephone: 704-805-7201
                Facsimile: 413-226-2977

                and

                Babson Capital Management LLC
                360 Madison Avenue, 10th Floor
                New York, NY 10017
                Attention: David Wells, Managing Director
                Telephone: 917-542-8370
                Facsimile: 413-226-2958

Class B:

Babson          Babson Capital Management LLC                     5%
                230 South Tryon Street, 10th Floor
                Charlotte, NC 28202
                Attention: Thomas Finke, Managing Director,
                Head of Bank Loan Team

                Telephone: 704-805-7201
                Facsimile: 413-226-2977

                and

                Babson Capital Management LLC
                360 Madison Avenue, 10th Floor
                New York, NY 10017
                Attention: David Wells, Managing Director
                Telephone: 917-542-8370
                Facsimile: 413-226-2958

                With a copy to:

                Babson Capital Management LLC
                1500 Main Street, Suite 2800
                Springfield, MA 01115
                Attention: Jack Anderson, Counsel
                Telephone: 413-226-1054
                Facsimile: 413-226-2054

JGI             520 Madison Avenue                            5%
                New York, NY  10022
                Attention:  Joseph A. Schenk
                Facsimile:  212-284-2233

Class C:

Class C Member  To each of the Members as specified above.   10%
Vehicle

                                                                      Schedule B

                                INITIAL DIRECTORS

Roger Crandall
Thomas Finke
Brian Friedman
Andrew Whittaker

                        INITIAL CREDIT COMMITTEE MEMBERS

Thomas Finke
David Wells
Andrew Booth
Jim Luikart
Head Loan Officer

                                                                      Schedule C

                                TRANSACTION FEES

The Company will allocate any fee received in connection with the origination of a Senior Loan Financing or a Special Situation Financing (an "Underwriting Fee") to (i) other lenders, as a "Syndication Fee" (described below), (ii) to Jefco or Babson, as applicable, as an "Origination Fee" (described below) and (iii) to itself (the portion of any Underwriting Fee reserved to the Company is referred to as the "Residual Fee").

A "Syndication Fee" is the fee that is paid to third-party investors to fully syndicate the proposed transaction. The Company will retain a portion of the Syndication Fee based on its final hold level for a specific transaction, subject to Schedule I of the Jefferies Services Agreement.

An "Origination Fee" is the fee paid to Jefco or Babson for sourcing the Financing Opportunity. The Origination Fee will equal twenty-five percent (25%) of the Underwriting Fee remaining after subtracting any Syndication Fee.

The Residual Fee will represent the premium to the Company for assuming the underwriting risk of the transaction. The Residual Fee will be calculated by netting the Syndication Fee and the Origination Fee from the Underwriting Fee.

Except for fees which shall be payable to Babson pursuant to the Babson Services Agreement, additional fees, such as commitment fees, ticking fees and fees in connection with amendments, if earned, will be payable to the Company.

The fee arrangement described above will be applied to all Senior Loan Financings and Special Situation Financings of the Company, subject in all cases to exceptions on a case-by-case basis as approved by the Credit Committee.

                                                                      Schedule D

                                 LICENSED MARKS

Babson

The word "Babson" used solely in the combination "Jefferies Babson Finance LLC" as set forth in Section 12.13 of this Agreement.

JGI

The word "Jefferies" used solely in the combination "Jefferies Babson Finance LLC" as set forth in Section 12.13 of this Agreement.